As filed with the Securities and Exchange Commission on May 29, 2001

                                                    Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       ATLANTIC TECHNOLOGY VENTURES, INC.
             (Exact name of registrant as specified in its charter)

           New York                         8731                    36-3898269
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or              Classification Code         Identification
        organization)                       Number)                    No.)

                          350 Fifth Avenue, Suite 5507
                            New York, New York 10118
                                 (212) 267-2503
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                                ----------------

                             Frederic P. Zotos, Esq.

                          350 Fifth Avenue, Suite 5507
                            New York, New York 10118
                                 (212) 267-2503
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                   COPIES TO:

                               EZRA G. LEVIN, ESQ.

                        Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

         Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------- ------------------ ----------------- -------------------- ---------------- --------------- -----------------

                     Number of Shares       Proposed       Proposed Maximum
  Title of Shares          to be            Maximum            Aggregate          Amount of     Amount
 to be Registered       Registered       Offering Price    Offering Price(1)    Registration    Previously      Amount Due
                                          Per Share(1)                               Fee        Paid(2)
-------------------- ------------------ ----------------- -------------------- ---------------- --------------- -----------------
Common stock, par        3,000,000           $0.79            $2,370,000           $592.50        $951.32           $0.00
value $.001 per
share
-------------------- ------------------ ----------------- -------------------- ---------------- --------------- -----------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for our common stock reported on the Nasdaq SmallCap Market on May 23, 2001.

(2) This amount was paid to the Commission by Atlantic in connection with its filing on March 23, 2001, of a registration statement on Form S-3, registration number 333-57550. On April 23, 2001, Atlantic withdrew that registration statement and its amendment.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED MAY 29, 2001


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                                3,000,000 SHARES

                       ATLANTIC TECHNOLOGY VENTURES, INC.

                                  COMMON STOCK

         The 3,000,000 shares of common stock of Atlantic Technology Ventures, Inc. covered by this prospectus are being offered and sold from time to time by Fusion Capital Fund II, LLC.

         Atlantic's common stock is traded on the Nasdaq SmallCap Market under the symbol "ATLC".

         INVESTING IN ATLANTIC'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         The selling stockholder, Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended. Atlantic will be issuing to Fusion Capital pursuant to an equity line agreement the shares offered in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is ______, 2001.

                                TABLE OF CONTENTS


Prospectus Summary............................................................2


Risk Factors..................................................................3


Description of Business.......................................................8


Management's Discussion and Analysis.........................................14


The Financing Transaction....................................................18


Use of Proceeds..............................................................22


Selling Stockholder..........................................................22


Plan of Distribution.........................................................23


Legal Proceedings............................................................25


Directors, Executive Officers, Promoters and Control Persons.................25


Security Ownership of Certain Beneficial Owners and Management...............26


Description of Securities....................................................28


Experts......................................................................29


Disclosure of Commission Position on Indemnification For Securities
  Act Liabilities............................................................30


Description of Property......................................................30


Certain Relationships and Related Transactions...............................30


Market for Common Equity and Related Stockholder Matters.....................31


Executive Compensation.......................................................32


Additional Information.......................................................36


Index to Consolidated Financial Statements...................................37

                               PROSPECTUS SUMMARY

         This summary highlights the information we present more fully in the rest of this prospectus. We encourage you to read the entire prospectus carefully.

Atlantic Technology Ventures, Inc.

         We are engaged in the business of developing and commercializing early-stage technologies. Specifically, we aim to do the following:

      o identify early biomedical, pharmaceutical, electronic infrastructure, software, communications or other technologies that we believe could be commercially viable;

      o acquire proprietary rights to these technologies, either by license or by acquiring an ownership interest;

      o     fund research and development of these technologies; and

      o bring these technologies to market, either directly or by selling or licensing these technologies to other companies willing to make the necessary investment to conduct the next level of research or seek required regulatory approvals.

         We have in the past focused on biomedical and pharmaceutical technologies. We are currently developing two such technologies that we believe may be useful in treating a variety of diseases, including cancer, infectious disease, pain, and inflammation. We are also entitled to royalties and other revenues upon commercialization of a technology relating to cataract surgery.

         We have, however, expanded our focus, and now seek to develop and commercialize a diverse portfolio of patented technologies. Consistent with this, last year we changed our name from "Atlantic Pharmaceuticals, Inc." to our current name, "Atlantic Technology Ventures, Inc." Our acquisition of an ownership interest in a company that is currently developing high-speed fiber-optic communication technologies represents our first investment in an electronic infrastructure technology.

         Our offices are located at 350 Fifth Avenue, Suite 5507, New York, New York 10118 and our telephone number is (212) 267-2503.

The Offering

         This prospectus covers up to 3,000,000 shares of our common stock that we expect we will issue to the selling stockholder identified in this prospectus. The number of shares subject to this prospectus, if issued and outstanding on May 7, 2001, would represent approximately 31.3% out of our issued and outstanding common stock on that date.

Common Stock Purchase Agreement

         As of May 7, 2001, we entered into a common stock purchase agreement and related agreements with Fusion Capital Fund II, LLC, an Illinois limited liability company, pursuant to which Fusion Capital agreed to purchase from us from time to time over a 30-month period, subject to a 6-month extension or earlier termination at our discretion, upon our request, up to $6.0 million worth of shares of our common stock. (This agreement replaces an earlier agreement we entered into with Fusion Capital on March 16, 2001.)

         We also agreed with Fusion Capital that we would file with the Securities and Exchange Commission a registration statement registering for resale under the Securities Act shares issued to Fusion Capital pursuant to this transaction. We have performed this obligation by filing the registration statement of which this prospectus is a part, and the shares being offered in this prospectus represent shares that we expect to issue to Fusion Capital in connection with this transaction.

                                  RISK FACTORS

         Investing in our common stock is very risky, and you should be able to bear losing your entire investment. You should carefully consider the risks presented by the following factors.

       Our Financial Condition and Need for Substantial Additional Funding

Because we have not completed developing any of our products or generated any product sales, we expect to incur significant operating losses over the next several years and our ability to generate profits in the future is uncertain.

         All of our technologies are in the research and development stage, and will require substantial funding. We expect to incur significant operating losses over the next several years, primarily due to continued and expanded research and development programs, including preclinical studies and clinical trials for our products and technologies under development, as well as costs incurred in identifying and possibly acquiring additional technologies. We do not expect to generate any additional revenues in the near future.

If we do not obtain additional funding, our ability to develop our technologies will be impeded.

         We will need substantial additional funds to develop our technologies. We will seek those funds through public or private equity or debt financings, through collaborative arrangements or from other sources (including exercise of the warrants we have issued giving the holder the right to purchase shares of our capital stock for a stated exercise price). Funding may not, however, be available on acceptable terms, if at all. Additionally, if our common stock is delisted from Nasdaq, we may find it still more difficult to obtain additional funding. Furthermore, pursuant to the common stock purchase agreement with Fusion Capital, and until its termination, we have agreed not to issue any variable-priced equity or variable-priced equity-like securities unless we have obtained Fusion Capital's prior written consent. This may further impede our ability to raise additional funding.

         As of March 31, 2001, we had a cash and cash equivalents balance of $2,581,497. We anticipate that our current resources will be sufficient to finance our currently anticipated needs for operating and capital expenditures for at least the next twelve months (See also Management's Discussion and Analysis).

                                 Our Operations

To develop our technologies, we may need to enter into collaborative agreements with others. Such agreements could limit our control.

         We do not have the resources to directly conduct full clinical development, obtain regulatory approvals, or manufacture or commercialize any of our proposed products, and we have no current plans to acquire such resources. Therefore, we depend upon others to carry out such activities. As a result, we anticipate that we may enter into collaborative agreements with third parties able to contribute to developing our technologies. Such agreements may limit our control over any or all aspects of development of our technologies.

We are in the early stages of developing our technologies and may not succeed in developing commercially viable products.

         To be profitable, we must, alone or with others, successfully commercialize our technologies. They are, however, in early stages of development, will require significant further research, development and testing, and are subject to the risks of failure inherent in the development of products based on innovative or novel technologies. They are also rigorously regulated by the federal government, particularly the U.S. Food and Drug Administration, or "FDA," and by comparable agencies in state and local jurisdictions and in foreign countries. Each of the following is possible with respect to any one of our products:

      o that we will not be able to maintain our current research and development schedules;

      o that, in the case of one of our pharmaceutical technologies, we will not be able to enter into human clinical trials because of scientific, governmental or financial reasons, or that we will encounter problems in clinical trials that will cause us to delay or suspend development of one of the technologies;

      o     that the product will be found to be ineffective or unsafe;

      o that government regulation will delay or prevent the product's marketing for a considerable period of time and impose costly procedures upon our activities;

      o that the FDA or other regulatory agencies will not approve a given product or will not do so on a timely basis;

      o that the FDA or other regulatory agencies may not approve the process or facilities by which a given product is manufactured;

      o that our dependence on others to manufacture our products may adversely affect our ability to develop and deliver the products on a timely and competitive basis;

      o that, if we are required to manufacture our own products, we will be subject to similar risks regarding delays or difficulties encountered in manufacturing the products, will require substantial additional capital, and may be unable to manufacture the products successfully or in a cost-effective manner;

      o that the FDA's policies may change and additional government regulations and policies may be instituted, both of which could prevent or delay regulatory approval of our potential products; or

      o that we will be unable to obtain, or will be delayed in obtaining, approval of a product in other countries, because the approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval.


         Similarly, it is possible that, for the following reasons, we may be unable to commercialize, or receive royalties from the sale of, any given technology, even if it is shown to be effective:

      o     if it is uneconomical;

      o if, in the case of one of our pharmaceutical technologies or the Catarex device, it is not eligible for third-party reimbursement from government or private insurers;

      o if others hold proprietary rights that preclude us from commercializing it;

      o     if others have brought to market equivalent or superior products;

      o if others have superior resources to market similar products or technologies;

      o if government regulation imposes limitations on the indicated uses of a product, or later discovery of previously unknown problems with a product results in added restrictions on the product or results in the product being withdrawn from the market; or

      o if it has undesirable or unintended side effects that prevent or limit its commercial use.

Our ability to compete will suffer if we are unable to protect our patent rights and trade secrets or if we infringe the proprietary rights of third parties.

         Our success will depend to a large extent on our ability to obtain U.S. and foreign patent protection for drug candidates and processes, preserve trade secrets and operate without infringing the proprietary rights of third parties.

         To obtain a patent on an invention, one must be the first to invent it or the first to file a patent application for it. We cannot be sure that the inventors of subject matter covered by patents and patent applications that we own or license were the first to invent, or the first to file patent applications for, those inventions. Furthermore, patents we own or license may be challenged, infringed upon, invalidated, found to be unenforceable, or circumvented by others, and our rights under any issued patents may not provide sufficient protection against competing drugs or otherwise cover commercially valuable drugs or processes.

         We seek to protect trade secrets and other unpatented proprietary information, in part by means of confidentiality agreements with our collaborators, employees, and consultants. If any of these agreements is breached, we may be without adequate remedies. Also, our trade secrets may become known or be independently developed by competitors.

Because we carry only a limited amount of product liability insurance, product liability claims brought against us could adversely affect our business.

         If we develop and commercialize any products, through third-party arrangements or otherwise, we may be exposed to product liability claims. Some of our license agreements require us to obtain product liability insurance when we begin clinical testing or commercialization of our proposed products and to indemnify our licensors against product liability claims brought against them as a result of the products developed by us. We may not be able to obtain such insurance at all or in sufficient amounts to protect us against such liability or at a reasonable cost.

Any breach by us of environmental regulations could result in our incurring significant costs.

         Federal, state and local laws, rules, regulations and policies govern our use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. Although we believe that we have complied with these laws and regulations in all material respects and have not been required to take any action to correct any noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. In addition, our research and development activities involve the controlled use of hazardous materials and we cannot eliminate the risk of accidental contamination or injury from these materials, although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations. In the event of an accident, we could be held liable for any resulting damages and we do not have insurance to cover this contingency.

                                 Our Securities

We risk being delisted from Nasdaq, and the resulting market illiquidity could adversely affect our ability to raise funds.

         Although our common stock, redeemable warrants and the units offered in our initial public offering are quoted on the Nasdaq SmallCap Market, continued inclusion of those securities on Nasdaq will require the following:

      o     that we maintain at least $2,000,000 in net tangible assets;

      o that the minimum bid price for the common stock be at least $1.00 per share;

      o that the public float consist of at least 500,000 shares of common stock, valued in the aggregate at more than $1,000,000;

      o     that the common stock have at least two active market makers;

      o     that the common stock be held by at least 300 holders; and

      o     that we adhere to certain corporate governance requirements.

         If we are unable to satisfy any of these maintenance requirements, our securities may be delisted from Nasdaq.

         With regard to our minimum bid price, March 20, 2001, marked the thirtieth consecutive business day that the minimum bid price of our common stock was less than $1.00. This constitutes a failure on our part to meet Nasdaq's continued inclusion requirement for minimum bid price. On March 22, 2001, Nasdaq notified us of this failure, and we have a period of 90 calendar days from that notice to comply with the continued inclusion standard for minimum bid price. We can do so by meeting the standard for a minimum of 10 consecutive business days during the 90 day compliance period. On May 25, 2001, the Company's stock price had not gone above $1.00 in this 90 day period.

         If our securities are delisted, trading, if any, in the securities would thereafter be conducted in the over-the-counter market in the "pink sheets" or the National Association of Securities Dealers' "Electronic Bulletin Board." Consequently, the liquidity of our securities could be materially impaired, not only in the number of securities that could be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us, which could result in lower prices for our securities than might otherwise be attained and could also result in a larger spread between the bid and asked prices for our securities. In addition, if our securities are delisted it could materially and adversely affect our ability to raise funding.

         In addition, if our securities are delisted from trading on Nasdaq and the trading price of our common stock is less than $5.00 per share, our common stock will become a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. In the event our securities are delisted, the penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions.

Because holders of our Series A preferred stock have rights superior to those of the holders of our common stock, in certain circumstances holders of our common stock may be adversely affected.

         Holders of shares of our outstanding Series A preferred stock can convert each share into 3.27 shares of our common stock without paying us any cash. The conversion price of shares of Series A preferred stock is $3.06 per share of common stock. Both the conversion rate and the conversion price may be adjusted in favor of holders of shares of Series A preferred stock upon certain triggering events. Accordingly, the number of shares of common stock that holders of shares of Series A preferred stock receive upon conversion may increase, which could adversely affect the prevailing market price of our securities.

         In addition, each February 7 and August 7 we are obligated to pay dividends, in arrears, to the holders of shares of Series A preferred stock, and the dividends consist of 0.065 additional shares of Series A preferred stock for each outstanding share of Series A preferred stock. Our issuing additional shares of Series A preferred stock without payment of any cash to us could adversely affect the prevailing market price of our securities.

         If we are liquidated, sold to or merged with another entity (and we are not the surviving entity after the merger), we will be obligated to pay holders of shares of Series A preferred stock a liquidation preference of $13.00 per share before any payment is made to holders of shares of common stock. After payment of the liquidation preference, we might not have any assets remaining to pay the holders of shares of common stock. The liquidation preference could adversely affect the market price of our securities.

         The holders of shares of Series A preferred stock have rights in addition to those summarily described. A complete description of the rights of the Series A preferred stock is contained in the certificate of designations of the Series A preferred stock filed with the Secretary of State of Delaware.

Given the limited trading volume of our shares, investors may experience delay in liquidating an investment in our securities.

         Our securities are traded on the Nasdaq SmallCap Market and lack the liquidity of securities traded on the principal trading markets. Accordingly, an investor may find it impossible to promptly liquidate an investment in our securities. Also, the sale of a large block of our securities could depress the price of our securities to a greater degree than a company that typically has a higher volume of trading in its securities.

Because many factors may have a significant impact upon the market price of our common stock, the market price of our common stock may continue to be highly volatile.

         The market price of our common stock has been highly volatile, and we expect that this will continue to be the case. Many factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, the potential dilutive effects of future sales of shares of common stock by us and by stockholders, including Fusion Capital pursuant to this prospectus, and the subsequent sale of common stock by the holders of warrants and options could depress the market price of our securities.

Sale of shares of our common stock to Fusion Capital may cause dilution, and sale of those shares by Fusion Capital could cause the price of our common stock to decline.

         The purchase price for the common stock to be issued to Fusion Capital under the common stock purchase agreement will fluctuate based on the closing price of our common stock.

         All shares registered in this offering will be freely tradeable. However, Fusion Capital has agreed that it will not sell or otherwise transfer the commitment shares until the earliest of termination of the common stock purchase agreement, our default under the agreement, or approximately 30 months from the date of the common stock purchase agreement. Fusion Capital may at any time sell none, some or all of the shares of common stock purchased from us. We expect that shares registered in this offering will be sold over a period of up to 30 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales.

         If Fusion Capital were to purchase the full amount of shares purchasable under the common stock purchase agreement on the date of this prospectus, and assuming a purchase price per share of $0.68 (the closing sale price of the common stock on May 3, 2001), Fusion Capital would be able to purchase 2,400,000 shares of our common stock under the common stock purchase agreement, in addition to the 600,000 shares of common stock issued to it as a commitment fee. Assuming Fusion Capital's purchase under the common stock purchase agreement of a total of 2,400,000 shares of common stock on the date of this prospectus, those shares, along with the 600,000 shares issued to it as a commitment fee, would represent 31.3% of our then outstanding common stock. This would result in significant dilution to the ownership interests of other holders of our common stock. Such dilution could be more significant if the trading price of our common stock is lower than the current trading price of our stock at the time Fusion Capital purchases shares of our common stock under the common stock purchase agreement, as a lower trading price would increase the number of shares of our common stock to be issuable to Fusion Capital for any given dollar amount.

         We can require Fusion Capital to purchase additional shares if our closing sale price on each of the five trading days immediately prior to the first trading day of any 30-day period is at least $5.00, provided the closing sale price of our common stock during such 30-day period or periods remains at least $5.00. The purchase under the common stock purchase agreement of a significant percentage of our outstanding stock would result in substantial dilution to the ownership interests of other holders of our common stock. See page 21 for a table that shows the number of shares issuable and potential dilution based on varying market prices. If we issue all 2,400,000 shares that we have registered in this offering for Fusion Capital to purchase under the common stock purchase agreement, our stock price will need to equal or exceed $2.50 per share for us to receive the maximum proceeds of $6.0 million under the common stock purchase agreement. Assuming a purchase price of $0.68 per share (the closing sale price of the common stock on May 3, 2001) and the purchase by Fusion Capital of the full amount of shares offered by this prospectus, proceeds to us would only be $1,632,120 unless we choose to issue more than 2,400,000 shares, which we have the right, but not the obligation, to do.

The existence of the agreement with Fusion Capital to purchase shares of our common stock could cause downward pressure on the market price of our common stock.

         Both the actual dilution and the potential for dilution resulting from sales of our common stock to Fusion could cause holders to elect to sell their shares of our common stock, which could cause the trading price of our common stock to decrease. In addition, prospective investors anticipating the downward pressure on the price of the Atlantic common stock due to the shares available for sale by Fusion Capital could refrain from purchases or effect sales in anticipation of a decline of the market price.

Any time the price of our common stock is less than $0.68, we may not sell to Fusion Capital any of our shares, and if we are delisted, Fusion Capital would thereafter not be obligated to purchase any of our shares. Either circumstance could adversely affect our ability to raise funds under our common stock purchase agreement with Fusion Capital.

         Our common stock purchase agreement with Fusion Capital provides that we may not sell any of our shares to Fusion Capital if the purchase price per share is less than $0.68, which was the market price of our common stock on May 3, 2001, the date of our common stock purchase agreement with Fusion Capital. In addition, the common stock purchase agreement provides that if we are delisted from the Nasdaq SmallCap Market, Fusion Capital will thereafter not be required to purchase any shares of common stock under the agreement. Either circumstance could adversely affect our ability to raise funds under our common stock purchase agreement with Fusion Capital. (In this context, note that Nasdaq is currently considering whether to delist us from the Nasdaq SmallCap Market.)

                             DESCRIPTION OF BUSINESS

GENERAL

         We are engaged in the business of developing and commercializing early-stage technologies. Specifically, we aim to do the following:

      o identify early biomedical, pharmaceutical, electronic infrastructure, software, communications or other technologies that we believe could be commercially viable;

      o acquire proprietary rights to these technologies, either by license or by acquiring an ownership interest;

      o     fund research and development of these technologies; and

      o bring these technologies to market, either directly or by selling or licensing these technologies to other companies willing to make the necessary investment to conduct the next level of research or seek required regulatory approvals.

         We have in the past focused on biomedical and pharmaceutical technologies. We are currently developing one such technology that we believe may be useful in treating pain and inflammation. We are also entitled to royalties and other revenues in connection with commercialization of technologies relating to cataract surgery and to treating cancer and infectious diseases.

         We have, however, expanded our focus, and now seek to develop and commercialize a diverse portfolio of patented technologies. Consistent with this, last year we changed our name from "Atlantic Pharmaceuticals, Inc." to our current name, "Atlantic Technology Ventures, Inc." Our acquisition of an ownership interest in a company that is currently developing high-speed fiber-optic communication technologies represents our first investment in an electronic infrastructure technology.

CORPORATE STRUCTURE

         We were incorporated in Delaware on May 18, 1993. Any technologies or rights to royalties or other revenues are held either by Atlantic or by our subsidiaries Optex Ophthalmologics, Inc., or "Optex," and Gemini Technologies, Inc., or "Gemini."

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         We seek to minimize administrative costs, thereby maximizing the capital available for research and development. We do so by providing a centralized management team that oversees the transition of products and technologies from the early development stage to commercialization. In addition, we budget and monitor funds and other resources among Atlantic and our subsidiaries, thereby providing flexibility to allocate resources among technologies based on the progress of individual technologies.

ATLANTIC AND ITS SUBSIDIARIES

Optex and the Catarex Technology

         Our majority-owned (81.2%) subsidiary, Optex, is entitled to royalties and other revenues in connection with commercialization of Catarex technology. Bausch & Lomb, a multinational ophthalmics company, is developing this technology to overcome the limitations and deficiencies of traditional cataract extraction techniques. Optex had been the owner of this technology, and was developing it pursuant to a development agreement with Bausch & Lomb, but on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets, including those related to the Catarex technology.

Relationship with Bausch & Lomb

         In May 1998, Optex entered into a development and licensing agreement pursuant to which it granted to Bausch & Lomb Surgical Incorporated, an affiliate of Bausch & Lomb, a worldwide license to its rights to the Catarex device. (For a description of the Catarex device, see "The Catarex Device and its Applications," below). Under this agreement, Bausch & Lomb was responsible for clinical testing, obtaining regulatory approval worldwide, and manufacturing and commercializing the Catarex device. In addition, Bausch & Lomb undertook to make milestone payments to Optex, as well as royalty payments on sales of the Catarex device, and was required to reimburse Optex for all of its costs, up to $2.5 million, related to the initial phase of development of the Catarex device. Prior to amendment of this agreement in September 1999, reimbursements from Bausch & Lomb were treated as a reduction of expenses and totaled $2,276,579 since the inception of the agreement.

         In September 1999, Optex and Bausch & Lomb Surgical amended this agreement to expand Optex's role in development of the Catarex surgical device. In addition to the basic design work provided for in the original agreement, Optex was required to deliver to Bausch & Lomb within a stated period of time a number of Catarex devices for use in clinical trials, and was required to assist Bausch & Lomb in developing manufacturing processes for scale-up of manufacture of the Catarex device. Bausch & Lomb reimbursed Optex for all costs, including labor, professional services and materials, that Optex incurred in delivering these Catarex devices and performing manufacturing services, and paid Optex a profit component based upon certain of those costs. As of December 31, 2000, development revenue under the September 1999 amendment totaled $6,251,798, with a net profit component of $1,250,360.

         Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all its assets, including all those related to the Catarex technology. Upon the sale, Atlantic and Optex have no further obligations to Bausch & Lomb. The purchase price was $3 million paid at closing. Optex is also entitled to receive additional consideration, namely $1 million, once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb if it ceases developing the Catarex technology at fair value. Upon the sale, Bausch & Lomb's development agreement with Optex was terminated. As of December 31, 2000, and including the $3 million purchase price of Optex assets received on March 2, 2001, Bausch & Lomb payments to Optex have totaled $14,028,377, of which $6,750,360 was realized as net profit to Optex. Management believes that Bausch & Lomb will aggressively pursue commercialization of the assets purchased.

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Cataracts and Current Cataract-Removal Technology

         One of the most common vision disorders is cataracts, or the clouding of the normally clear lens inside the eye. This results in increased glare, decreased vision, or both. Cataracts progressively degrade visual acuity, and restoring vision eventually requires that the affected lens be surgically extracted. Cataracts may exist at birth, may result from aging or may be caused by injury or disease. Cataract surgery is currently the most frequently performed therapeutic surgical procedure in the U.S. among persons over 65 years of age. Medicare pays $3.4 billion a year for 1 million of the 1.3 million cataract procedures performed annually in the U.S. Each year approximately 3.6 million cataract surgeries are performed worldwide. According to the American Academy of Ophthalmology, the chances are 50% that a person between the ages of 52 and 64 will develop a cataract, and by age 75 almost everyone will develop a cataract. We anticipate that given the aging of the world population, the number of cataract removal procedures performed each year will increase in the near future.

         Currently, there are two principal technologies that are widely used for cataract removal: extracapsular cataract extraction, or "ECCE," and phacoemulsification, or "phaco." Until relatively recently, most cataract procedures were done by means of ECCE, which is generally a simple and reliable procedure that can be used with cataracts of any density. The ECCE procedure requires direct surgical extraction of the entire lens nucleus in one step through an approximately 11 millimeter, or "mm," incision in the eye and an approximately 6mm opening in the lens capsule inside the eye. The residual cortical material (the softer material that surrounds the lens nucleus) is then removed using a mechanical irrigation/aspiration device. Once the lens is completely removed, an intraocular synthetic polymer lens is inserted into the eye and placed in the remaining portion of the lens capsule.

         Although it is an effective procedure, ECCE has a number of disadvantages, including the time required for surgery, post-operative recovery and visual rehabilitation.

         In a phaco procedure, the surgeon uses an ultrasound-emitting handpiece to sculpt or carve the lens nucleus. An incision of approximately 3mm to 5mm is made in the eye and an opening of approximately 5mm is made in the lens capsule. As these incisions are smaller than those required in ECCE procedures, patients generally recover faster, and also experience better post-operative results, due to a reduction in astigmatism induced by wound healing. Phaco, however, also has disadvantages. For one, performing a phaco procedure successfully requires considerable skill and much training. Also, the ultrasound energy used in, and stray fragments of the lens nucleus resulting from, a phaco procedure can damage the cells that line the inner layer of the cornea, which in turn can cause them to degenerate.

The Catarex Device and its Applications

         The Catarex device removes the lens nucleus and cortex in a single step through a small incision in the eye while leaving the lens capsule functionally intact. The Catarex device is inserted into the eye through an incision of less than 3mm and advanced into the lens capsule through a less than 1.5mm incision. Once positioned within the lens capsule, the device is activated and the lens nucleus and cortex are removed in a matter of minutes through the action of fluid vortex forces drawing the lens material to the device, where it is mechanically emulsified and aspirated. A synthetic lens would then be placed in the capsule; given the limitations of currently available intraocular lenses, the incision in the lens capsule would need to be slightly enlarged.

         We believe that the Catarex device has several advantages over existing technologies that should facilitate it being accepted by the ophthalmic community:

      o If successfully developed, Catarex would allow the entire cataract, including the lens nucleus and cortex, to be removed through incisions in the eye and lens capsule that would be smaller than the incisions required in either ECCE or phaco procedures. We anticipate that this would reduce operating time and the trauma associated with operating, which in turn would speed recovery.

      o Speedier patient recovery would reduce the costs involved in cataract surgery, an important consideration in this era of managed care and cost containment.

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      o     We expect that cataract extraction using the Catarex device will leave the anterior lens capsule of the lens functionally intact, which would shield from damage the cells that line the inner surface of the cornea.

      o We expect that surgeons will find the Catarex device easier to master than phaco extraction, as the operating principles of the device eliminate the need for the skill-intensive sculpting required in the phaco procedure.

      o Studies have indicated that the Catarex device can be used on cataracts of all degrees of hardness.

      o Leaving the lens capsule functionally intact would permit the insertion of liquid polymer lenses, once they are developed. Liquid polymer lenses are lenses made of injectable substances that can be used to refill the original lens capsule. The use of injectable lenses in conjunction with lens extraction using the Catarex device could result in the Catarex device being used not only in cataract surgery, but also to treat all refractive errors, including myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (the loss of near vision that occurs with age).

CT-3 Technology

         Atlantic is developing CT-3, a synthetic derivative of the major active ingredient in marijuana, for use in the treatment of inflammation and pain and other indications.

Background

         There has been much publicity regarding whether patients are adequately treated for acute and chronic pain. This is due, in part, to the significant side effects of the more common drugs used to treat pain.

         Acute pain encompasses such medical conditions as post-operative pain, as well as pain from acute injuries. Chronic pain covers a broad range of conditions, including headaches, cancer pain, arthritis pain, low back pain, neuropathic pain, and psychogenic pain. Although difficult to quantify, it is estimated that roughly 130 million people suffer from chronic pain in the U.S. alone, with about 3 million new diagnoses of chronic pain per year.

         The single biggest cause of chronic pain is arthritis. An estimated 40 million people in the U.S. suffer from arthritis, as do an equal number in Europe. Osteoarthritis is the more common form, and 60% of its victims are women. Half of those suffering from osteoarthritis are under the age of 65. The number of people with osteoarthritis is expected to double by 2020 as the number of elderly people continues to grow.

         A more debilitating form of arthritis is rheumatoid arthritis, affecting about 2.5 million people. Chronic pain and inflammation management are critical in this patient segment. Cancer pain is another market, with about 1 million new diagnoses of cancer per year, a majority of them requiring pain management.

         Other causes of chronic pain are fibromyalgia (a connective tissue disorder causing pain affecting approximately 5 million people), and peripheral neuropathy.

         Currently available analgesic (anti-pain) and anti-inflammatory drugs include narcotics, non-narcotic analgesics, corticosteroids and nonsteroidal anti-inflammatory drugs, or "NSAIDs." Although highly effective as analgesics, the usefulness of narcotics is limited by significant adverse effects, including their potential to cause addiction. In contrast, non-narcotic analgesics are safer but, due to their low potency, have limited usefulness in cases of severe chronic pain. Use of corticosteroids, which are highly effective as anti-inflammatory agents, is limited by their potentially significant side effects. Traditional NSAIDs, such as aspirin, ibuprofen and indomethacin, are generally safer than corticosteroids for long-term use, but they too can cause significant side effects when used chronically. While the newer NSAIDs categorized as COX-2 inhibitors, for example Celebrex (developed by G.D. Searle & Co.) and Vioxx (developed by Merck & Co.), are potentially less prone to cause ulcers than are traditional NSAIDs, they do not appear to be more effective for the relief of pain or inflammation.

         Although a major focus of pharmaceutical research for many years has been the development of safe, powerful anti-inflammatory and analgesic drugs with minimal adverse side effects, no such universally safe and

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efficacious drug has been developed. A variety of compounds are in preclinical and early clinical development, but it is not evident that an acceptable combination of efficacy and safety has yet been achieved.

         In addition to the many pharmacological products, various alternative treatments have been utilized due to the continued need for additional types of pain management. The FDA estimated that there are approximately 9-12 million visits per year for acupuncture treatment of chronic pain. In addition, various herbs and nutritional supplements claim to relieve pain. Modified diets and various relaxation techniques have been utilized by some patients, seeking relief from their pain. Other devices, such as implanted opioid pumps, are marketed for chronic pain. This indicates that there is a continued need for alternative treatments to relieve pain.

The CT-3 Technology and Its Applications

         We have proprietary rights to a group of compounds, one of which is currently designated "CT-3." CT-3 is a synthetic derivative of (DELTA)9 tetrahydrocannabinol (THC), the major active ingredient of marijuana. It was designed to maximize the potent efficacious medicinal properties of marijuana without producing its undesirable psychotropic side effects. Based upon the broad anti-inflammatory and analgesic properties exhibited in preclinical studies, we believe that this group of compounds may be useful in the treatment of inflammation and pain, as well as several other indications, including musculoskeletal disorders, neurological disorders, cancer, glaucoma, and gastrointestinal disorders. We also believe, based on preclinical studies and an initial phase I human clinical trial, that this group of compounds has a reduced potential for side effects.

         Animal studies have shown that CT-3 lacks the ulcer causing side effects of NSAIDs. Animal studies using dosages significantly higher than the anticipated therapeutic dose of CT-3 have indicated a lack of central nervous system side effects (psychoactivity), and we believe that CT-3 provides anti-inflammatory and analgesic effects without the psychoactive effects of THC. Also, a clinical trial designed to measure the safety and pharmacokinetics of CT-3 resulted in no clinically relevant-adverse events and no evidence of marijuana-like psychoactivity. Several in vitro studies have indicated that CT-3 acts by inhibiting and reducing the release or synthesis of several different mediators of inflammation including cytokines, metalloproteinases, leukotrines, and cylcooxygenases. In addition, tests in an in vivo model of rheumatoid arthritis have shown CT-3 to have significant anti-inflammatory effects, including the potential to reduce the amount of joint destruction caused by rheumatism. Subsequent studies have substantiated these findings and have demonstrated that CT-3 can minimize the effects of adjuvant-induced arthritis in rats. We also believe that it is not yet known whether this compound is more clinically effective than traditional NSAIDs, corticosteroids, COX-2 inhibitors and the variety of potential competitor compounds in late preclinical and early clinical development. The preliminary data therefore suggest that CT-3 appears to have significant potential for therapeutic benefit in the treatment of chronic pain and inflammation that potentially lacks the major side effects of traditional anti-inflammatory drugs and analgesics.

Research and Development Activities

         Atlantic is developing CT-3 as the lead compound in the series of patented compounds. CT-3 has been tested in a Phase I clinical trial and in many pre-clinical in vitro and in vivo studies to profile its potential activity and to evaluate its usefulness in treating medical conditions. This evaluation process started with a focus on analgesic and anti-inflammatory processes and has been broadened to include musculoskeletal disorders, neurological disorders, gastrointestinal disorders, psychiatric disorders, glaucoma, and cancer.

         In 2000 we successfully filed an investigational new drug (IND) application with the FDA for CT-3 and signed a contract with Aster Clinical Research Center in Paris, France, to conduct the Phase I clinical trial. The clinical trial was designed to measure the safety and pharmacokinetics of CT-3 in human subjects. As expected, the Phase I clinical trial was successfully completed and showed that CT-3 was safe. There occurred no clinically-relevant adverse events and no evidence of marijuana-like psychoactivity was found.

         After completing the Phase I clinical trial, we increased our efforts to sublicense CT-3 to suitable strategic partners to assist in clinical development, regulatory approval filing, manufacturing and marketing of CT-3. We anticipate that by the fourth quarter of 2001 we will have found a corporate partner to continue the clinical development of CT-3. In addition, we are considering conducting a Phase II clinical trial ourselves. Since CT-3

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appears to possess a wide range of therapeutic activity, we are carefully choosing an indication that we feel CT-3 would be most efficacious for and one that will strategically allow us to increase the licensing value of CT-3 in the most timely and cost effective manner.

         In addition, in the fourth quarter of 2000, the U.S. Patent and Trademark Office issued us a new US patent 6,162,829 that covers the use of analogs of CT-3 as analgesic or anti-inflammatory agents.

Competition

         The market for the treatment of chronic pain and inflammation is large and highly competitive. Several multinational pharmaceutical companies currently have many popular products in this market and many companies have active research programs to identify and develop more potent and safer anti-inflammatory and analgesic agents. One notable area of research is in the development of "COX-2 inhibitors," which are claimed to be safer to the stomach than available NSAIDs. (COX-2 inhibition is not considered a significant contributor to the mechanism of action of CT-3; in vitro studies have shown very weak COX-2 inhibition.) Two COX-2 inhibitor compounds have recently received FDA approval and several others are in various stages of clinical development. We believe that the potential advantages of CT-3 make it worth developing, and that if we succeed, CT-3 could become a significant new agent in the treatment of pain and inflammation.

Proprietary Rights

         We have an exclusive worldwide license to four U.S. patents and corresponding foreign applications covering a group of compounds, including CT-3. The licensor is Dr. Sumner Burstein, a professor at the University of Massachusetts. This license extends until the expiration of the underlying patent rights. The primary U.S. patent expires in 2012 and the new analog patent 6,162,829 expires in 2017. We have the right under this license to sublicense our rights under the license. The license requires that we pay royalties to Dr. Burstein based on sales of products and processes incorporating technology licensed under the license, as well as a percentage of any income derived from any sublicense of the licensed technology. Furthermore, pursuant to the terms of the license, we must satisfy certain other terms and conditions in order to retain the license rights. If we fail to comply with certain terms of the license, our license rights under the license could be terminated.

Gemini and the 2-5A Antisense Technology

Pursuant to an asset purchase agreement dated April 23, 2001, among Atlantic, Atlantic's majority-owned subsidiary Gemini Technologies, Inc., the Cleveland Clinic Foundation, or "CCF," and CCF's affiliate IFN, Inc., on May 4, 2001, Gemini sold to IFN substantially all its assets, including all those related to the 2-5A antisense enhancing technology.

         The purchase price paid by IFN for Gemini's assets is an amount equal to 20 percent of all amounts that CCF is entitled to pursuant to the Cleveland sublicense, subject to adjustments. The purchase price will be reduced by 1 percent of the sublicense fees for each $150,000 expended by IFN to develop the technology, subject to a floor of 5 percent. In addition, upon closing CCF will withdraw its outstanding arbitration demand against Gemini and Atlantic, with prejudice, and each party will be obligated to pay its own costs and attorneys' fees related thereto.

         We feel that this solution represents a satisfactory alternative to two undesirable alternatives, namely (1) termination of the Cleveland sublicense with no compensation to Gemini and substantial shutdown costs and (2) continued development of 2-5A at levels that Gemini would not be able to justify or sustain.

Our Diversification Strategy

         Early in 2000 we adopted a broader approach in selecting technologies to develop. Consistent with this approach, effective March 21, 2000, Atlantic's name was changed from "Atlantic Pharmaceuticals, Inc." to its current name.

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         This broader approach is reflected in our acquisition on May 12, 2000, of an ownership interest in TeraComm Research, Inc., a privately-held company that is currently developing next-generation fiber optic communications technologies, namely a high-speed fiber-optic transceiver.

         The purchase price for our ownership interest was $5 million in cash, 200,000 shares of our common stock and a warrant to purchase 200,000 shares of our common stock. TeraComm issued us 1,400 shares of its Series A preferred stock representing a 35% ownership interest. Taking into account the cash purchase price and the value of the common stock at the signing of the letter of intent, we valued this deal at $6,795,000. We are accounting for the investment in TeraComm in accordance with the equity method of accounting for investments since we have the ability to exert significant influence over TeraComm, including through our Board representation and other involvement with management of TeraCom.

         TeraComm is developing a fiberoptic transmitter that uses a high-temperature superconductor (HTS) material to switch a laser beam on and off with a high-speed electronic digital signal. HTS materials have zero electrical resistance at low temperatures (< 70 K), and also can have very high optical reflectance in their superconducting state while they can transmit light in their normal (non-superconducting) state. TeraComm discovered that a small electric current in an HTS material could switch the material between states, and do so very quickly--in less than a millionth millionth of a second. Because the HTS optical switch works best at far infrared wavelengths and these optical waves are too large to send through an optical fiber, the TeraComm invention employs an optical wavelength converter to change the waves to the band that is just right for the fiber.

         Thus far, TeraComm has successfully developed methods of producing effective HTS thin-films with metal electrodes, has successfully demonstrated control of optical transmission in HTS films using electric current, and has been awarded patents covering implementation of this technology for fiberoptic telecommunications. TeraComm has not yet achieved the technical milestone that it needs to achieve for further progress in developing their technology. TeraComm has informed us that it is seeking to raise additional funding to continue its development program and achieve this technical milestone.

         Due to our need to preserve our cash resources and due to our uncertainty regarding TeraComm's plans for developing its technology, we ultimately paid only $1 million of the $5 million cash portion of the purchase price. As a consequence, we were required to surrender to TeraComm a number of our shares of TeraComm's preferred stock, which had the effect of reducing to 14.4% our actual ownership interest. However, Atlantic continues to hold one seat on the Board of Directors and therefore continues to have the ability to exert significant influence.

         On May 23, 2000, we announced our appointment of Walter L. Glomb, Jr., as Vice President. Mr. Glomb is responsible for supporting our investment in TeraComm and identifying complimentary electronic infrastructure and communication technologies for us to develop. Mr. Glomb is based in our new office in Vernon, Connecticut, in the center of the major cluster of photonics companies that stretches from Boston to New Jersey. Atlantic's new strategy focuses on our developing strategic partnerships with early-stage companies, and we feel that this region promises to be a rich source of such partnerships.


EMPLOYEES

         We currently have five employees.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         This discussion includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate.

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OVERVIEW

         We were incorporated in Delaware on May 18, 1993, and commenced operations on July 13, 1993. We are engaged in the development of biomedical, pharmaceutical electronic infrastructure, software and communications products and technologies. We have rights to two technologies which we believe may be useful in the treatment of a variety of diseases, including cancer, infectious disease, and pain and inflammation, and we are entitled to royalties and other revenues in connection with a third technology, relating to the treatment of ophthalmic disorders. Our existing products and technologies under development are each held either by us or our subsidiaries. We have been unprofitable since inception and expect to incur substantial additional operating losses over the next several years. The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form SB-2.

Results of Operations

         From the commencement of operations through March 31, 2001, we have generated $11,830,379 of revenue.

Three Months Ended March 31, 2001 Versus Three Months Ended March 31, 2000

         In accordance with a license and development agreement, as amended, Bausch & Lomb Surgical has paid our subsidiary, Optex Ophthalmologics. Inc. ("Optex"), for developing its Catarex technology. For the three months ended March 31, 2001, this agreement provided $2,461,922 of development revenue, and related cost of development revenue of $2,082,568. For the three months ended March 31, 2000, this agreement provided $912,481 of development revenue, and related cost of development revenue of $729,985. The primary reason for the substantial increase in revenues over last year was the recognition of a project completion bonus of $1,067,345 paid out and recognized at the completion of the project in March 2001. With the termination of the above agreement at the conclusion of the sale of substantially all of Optex's assets in March 2001, as described further below, we will no longer have the revenues or profits associated with that agreement available to us.

         For the quarter ended March 31, 2001, research and development expense was $306,767 as compared to $127,439 in the first quarter of 2000. This increase is due to increased expenditures on certain development projects including CT-3 as we have been assessing potential markets and developing test plans for a Phase II study.

         For the quarter ended March 31, 2001, general and administrative expense was $681,948 as compared to $495,678 in the first quarter of 2000. This increase is largely due to an increase in payroll costs over last year of approximately $72,000 and a finders fee of $120,000 incurred in conjunction with a common stock purchase agreement entered into during the first quarter 2001 with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. The receipt of funds under this agreement will commence upon effective registration and certain other conditions which are targeted for June 2001. A material contingency that may affect our operating plans and ability to raise funds is our stock price. If our stock price remains at current levels, we will be limited in the amount of funds we will be able to draw as defined by the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, we do not have a guarantee that we will be able to draw any funds. See Liquidity and Capital Resources for further details on this agreement.

         For the quarter ended March 31, 2001, we had compensation expense relating to stock warrants of $11,971 associated with warrants issued to Dian Griesel during March 2001 as partial compensation for investor relations services. Additional expense associated with these warrants will continue to be incurred over the 2 year term of the agreement. For the quarter ended March 31, 2000, we had $990,820 of expense associated with warrants issued to Joseph Stevens & Company as partial compensation for investment banking services which was recorded in full as of December 31, 2000. Compensation expense relating to these investor relations and investment banking services represent a general and administrative expenses.

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         For the first quarter of 2001, interest and other income was $20,018, compared to $40,190 in the first quarter of 2000. The decrease in interest income is primarily due to the decline in our cash reserves.

         Net income applicable to common shares for the quarter ended March 31, 2001, was $855,631 as compared to a net loss applicable to common shares of $2,037,561 for the quarter ended March 31, 2000. This increase in net income applicable to common shares is primarily attributable to a gain on the sale of the assets of our subsidiary, Optex recognized during the first quarter of 2001 in the amount of $2,809,451, partially offset by a distribution to the minority shareholders of Optex of $767,514. (see further discussion of this sale below). In the quarter ended March 31, 2000, we recorded compensation expense of $990,820 relating to stock warrants issued to Joseph Stevens & Co. which did not exist during the current year. Net income (loss) applicable to common shares also included a beneficial conversion on our Series B preferred stock in the amount of $600,000 and a dividend of $167,127 paid upon the repurchase of the outstanding Series B preferred stock recorded during the first quarter of 2001. We also issued preferred stock dividends on our Series A preferred stock for which the estimated fair value of $64,144 and $659,319 was included in the net income (loss) applicable to common shares for the first quarter of 2001 and 2000, respectively. The decrease in the estimated fair value of these dividends as compared to the prior year is primarily a reflection of a decline in our stock price and a reduction of the number of preferred shares issued. Going forward, with the termination of our agreement with Bausch & Lomb, we will no longer have the revenue or profits associated with that agreement available to us. For the year ended December 31, 2000, we received $5,169,288 in development revenue from Bausch & Lomb.

2000 Versus 1999

         In accordance with a development agreement as amended in September 1999, Bausch & Lomb Surgical paid our subsidiary, Optex, for developing its Catarex technology, plus a profit component. For the year ended December 31, 2000, this agreement provided $5,169,288 of development revenue, and the related cost of development revenue was $4,135,430. For the year ended December 31, 1999, this agreement provided $1,082,510 of development revenue, and the related cost of development revenue was $866,008 which solely represented the activity for the fourth quarter of 1999. On March 2, 2001, Optex sold substantially all of its assets, including those related to the Catarex technology, to Bausch & Lomb. As described above, the development agreement was terminated and we will no longer receive development revenue under that agreement.

         Research and development expenditures consist primarily of costs associated with research and development personnel; the cost of operating our research and development laboratories; payments made under our license agreements, sponsored research agreements, research agreements with institutes, and consultants' agreements with its licensors, scientific collaborators, and research institutes; and costs related to patent filings and maintenance. For the year ended December 31, 2000, our research and development expense was $1,130,345 as compared to $1,091,291 for the year ended December 31, 1999. The 1999 expense is presented net of nine months of Bausch & Lomb reimbursements of $1,044,708 received prior to the September 1999 amendment described in the preceding paragraph. This increase was due to increased expenditures for the year on certain development projects, including the costs associated with the completion of a successful Phase I study for our CT-3 compound during 2000.

         During 2000, we made an investment in TeraComm Research, Inc., accounted for under the equity method of accounting, of $1,000,000 cash as well as common stock and a warrant to purchase common stock, together valued at $1,800,000. Of the $2,800,000 purchase price, we expensed $2,653,382 as acquired in-process research and development, as no capitalizable intangible assets are present at TeraComm, as its product development activity is in the very early stages and has no alternative future use at this time. The TeraComm investment is accounted for in accordance with the equity method of accounting for investments as we continue to have the ability to exert significant influence over TeraComm through our Board seat and other involvement with management.

         General and administrative expenses consist primarily of expenses associated with corporate operations, legal, finance and accounting, human resources and other general operating costs. For the year ended December 31, 2000, our general and administrative expense was $2,235,535 as compared to $1,941,425, which is net of Bausch & Lomb reimbursements of $184,360 for the year ended December 31, 1999 received prior to the September 1999 amendment. This increase was due to costs incurred in hiring and relocating executives, an increase in payroll costs over last year, and an increase in fees for professional services attributable to legal filings and due diligence relating to fundraising efforts and certain investments.

         In 2000, we had $1,020,128 of expense associated with warrants issued to Joseph Stevens & Company as partial compensation for investment banking services provided by Joseph Stevens & Company during 2000. Compensation expense relating to these investment banking services represents a general and administrative expense.

         For the year ended December 31, 2000, our interest and other income was $92,670 compared to $292,630 for the year ended December 31, 1999. This decrease was primarily due to a decline in our cash reserves, which resulted in decreased interest income. For the year ended December 31, 2000, our share of losses of TeraComm amounted to $79,274.

         Net loss applicable to common shares for the year ended December 31, 2000, was $6,847,749 as compared to a net loss applicable to common shares of $2,760,881 for the year ended December 31, 1999. This increase in net loss applicable to common shares is primarily attributable to acquired in-process research and development expense relating to our investment in TeraComm of $2,653,382. In the year ended December 31, 2000, we recorded compensation expense of $1,020,865 relating to stock warrants issued to Joseph Stevens & Co. which did not exist during 1999. Net loss applicable to common shares in 2000 also included a dividend paid upon the repurchase of the outstanding Series B preferred stock of $233,757 which was not paid in 1999. We also issued preferred stock dividends on our Series A preferred stock for which the estimated fair value of $811,514 and $314,366 was included in the net loss applicable to common shares for the years ended 2000 and 1999, respectively. The increase in the estimated fair value of these dividends as compared to the prior year is partially a reflection of an increase in our stock price. Going forward, with the termination of our agreement with Bausch & Lomb, described below, we will no longer have the revenue or profits associated with that agreement available to us. For the year ended December 31, 2000, we received $5,169,288 in development revenue from Bausch & Lomb as compared with $1,082,510 in 1999.

  1999 Versus 1998

         During 1999, Optex's development agreement with Bausch & Lomb was amended to include a profit component. Fees earned from the date of the amendment are presented in our financial statements as development revenue. Prior to amendment of this agreement in September 1999, reimbursements from Bausch & Lomb, which represented pass-through expenses, were treated as a reduction of expenses and totaled $2,276,579 since the inception of the agreement. Reimbursements made under the agreement in 1999 reduced our research and development expenses by $1,044,708 and general and administrative expenses by $184,360. Net general and administrative expenses for the year ended December 31, 1999, were $1,941,425 as compared to $2,668,508 for the corresponding period in 1998. This decrease was primarily attributable to a general reduction in corporate overhead associated with reduced corporate staffing, patent prosecution fees, advertising, and travel expenses.

         Research and development expenses, including license fees, were $1,091,291 for the year ended December 31, 1999, as compared to $3,036,355 for the corresponding period in 1998. These amounts are net of reimbursements from Bausch & Lomb of $1,044,708 in 1999 and $899,936 in 1998. The decrease in research and development expenses in 1999 was attributable to reduced research and development activities for all of our technologies, except for the Catarex technology being developed by Optex, with respect to which increased development work was offset by higher reimbursement from Bausch & Lomb. Termination of the license agreement between Channel and the Trustees of the University of Pennsylvania contributed to reduced research and development activities.

         Interest income in 1999 was $292,630 compared to $451,335 in 1998. The decrease was attributable to reduced investment amounts.

         Net loss applicable to common shares for the year ended December 31, 1999, was $2,760,881 as compared to a net loss applicable to common shares of $4,381,779 for the year ended December 31, 1998. This decrease in net loss is primarily attributable to an imputed preferred stock dividend on our Series A preferred stock of 1,628,251 in 1998 compared to a preferred stock dividend on our Series A preferred stock of $314,366 in 1999. In addition, research and development expenses decreased by $1,945,064 from 1998 to 1999 and general and administrative expenses decreased by 727,083 from 1998 to 1999 as a result of our efforts to scale back on these expenses in 1999. This decrease in expenses is partially offset by $2,500,000 of license revenue which was recognized in 1998 from our agreement with Bausch and Lomb. This is compared with total revenue net of cost of development for 1999 of $293,571 in 1999 subsequent to the September 1999 amendment with Bausch & Lomb.

LIQUIDITY AND CAPITAL RESOURCES

         From inception to March 31, 2001, we incurred an accumulated deficit of $23,306,559, and we expect to continue to incur additional losses through the year ending December 31, 2001 and for the foreseeable future. The loss has been incurred through primarily research and development activities related to our various technologies under our control.

         Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all its assets, including all those related to the Catarex technology. Upon the sale, Atlantic and Optex have no further obligations to Bausch & Lomb. The purchase price was $3 million paid at closing (approximately $564,000 of which was distributed to the minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb if it ceases developing the Catarex technology at fair value. Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated. As a result of this transaction, we recorded a gain on the sale of Optex assets of $2,809,451. Pursuant to our agreement with the minority shareholders of Optex, we made a profit distribution of $767,514 representing the minority shareholders' percentage of the cumulative profit from the Bausch & Lomb cost plus 25 percent agreement up to and including proceeds from the sale of Optex' assets.

         On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the purchase agreement), we issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the Investors) for a purchase price of $2,000,000, 689,656 shares of our Series B convertible preferred stock (the Series B preferred stock) and warrants to purchase 134,000 shares of our common stock. Half of the shares of Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

         On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the stock repurchase agreement) pursuant to which we repurchased from the Investors for $500,000 137,930 shares of Series B preferred stock, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. We also allowed the Investors to keep all of the warrants issued under the purchase agreement and issued to the Investors warrants to purchase a further 20,000 shares of our common stock at the same exercise price. On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of our common stock. On March 9, 2001, Atlantic and the Investors entered into a second stock repurchase agreement (stock repurchase agreement no. 2). Pursuant to stock repurchase agreement no. 2, we repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of our Series B preferred stock held by the Investors. The repurchase price represented 125% of the purchase price originally paid by the investors for the repurchased shares, as well as an amount equal to the annual dividend on the Series B preferred stock at a rate per share of 8% of the original purchase price. The repurchased shares constitute all remaining outstanding shares of Series B preferred stock; we have cancelled those shares.

         As of May 7, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. (This agreement replaces an earlier agreement we entered into with Fusion Capital on March 16, 2001.) The receipt of funds under this agreement will commence upon effective registration and certain other conditions which are targeted for June 2001. The purchase price of the shares will be equal to the lesser of (1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price. A material contingency that may affect our operating plans and ability to raise funds is our stock price. If our stock price remains at current levels, we will be limited in the amount of funds we will be able to draw as defined by the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, we do not have a guarantee that we will be able to draw any funds. A $120,000 finders fee relating to this transaction was paid to Gardner Resources, Ltd.

         Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs; our progress in and the cost of ongoing and planned preclinical and clinical testing; the timing and cost of obtaining regulatory approvals; the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights; competing technological and market developments; changes in our existing collaborative and licensing relationships; the resources that we devote to developing manufacturing and commercializing capabilities; technological advances; status of competitors; our ability to establish collaborative arrangements with other organizations; and our need to purchase additional capital equipment.

         At March 31, 2001, we had $2,581,497 in cash and cash equivalents and working capital of $1,831,571. We anticipate that our current resources will be sufficient to finance our currently anticipated needs for operating and capital expenditures for at least the next twelve months. In addition, we will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances, and equity and debt financing. However, we can give no assurance that we will be able to obtain additional capital through these sources or upon terms acceptable to us.

         We have the following short term and long term liquidity needs. Our cash utilized for operations for the next year is expected to be approximately $200,000 per month. Currently, these expected operating expenses include approximately $70,000 per month for research and pre-clinical development expenses and approximately $130,000 for general and administrative expenses. Based on our cash position of $2,581,497 at March 31, 2001, we will either have to raise additional funds within the next twelve months to fund our current spending requirements or we will have to reduce or eliminate the planned levels of development activities. Since we do not have significant fixed cash commitments, we have the option of significantly cutting or delaying our development activities as may be necessary. To meet these needs in the short term, we expect to begin drawing funds in the amount of $200,000 per month from Fusion Capital starting in June 2001, once we have an effective registration. If our agreement with Fusion Capital is not finalized, or if we are unable to draw funds from Fusion Capital, we will seek alternative funding sources. These funding sources include seeking other equity financing and working toward licensing CT-3 later in 2001.

         A material contingency that may affect our operating plans and ability to raise funds is our stock price. If our stock price remains at current levels, we will be limited in the amount of funds we will be able to draw on under the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, it is not guaranteed that we will be able to draw any funds.

         In addition, the common stock purchase agreement with Fusion Capital provides that until it terminates, we may not issue any variable-priced equity or variable-priced equity-like securities without Fusion Capital's prior written consent. This may impede our ability to raise additional funding.

         We are at risk of being delisted from the Nasdaq SmallCap Market. As of March 20, 2001, we had the thirtieth consecutive business day that the minimum bid price of our common stock was less than $1.00. This constitutes a failure on our part to meet Nasdaq's continued inclusion requirement for minimum bid price. On March 22, 2001, Nasdaq notified us of this failure, and we have a period of 90 calendar days from that notice to comply with the continued inclusion standard for minimum bid price. We can do so by meeting the standard for a minimum of 10 consecutive business days during the 90 day compliance period. If we fail to do so, we will then receive a staff determination from Nasdaq. On May 25, 2001 the Company's stock price had not gone above $1.00 in this 90-day period.

         Upon receipt of the staff determination, we will have seven days to appeal the staff determination and request a hearing before Nasdaq's Listing Qualifications Panel, and such a request will generally stay the delisting pending a determination by the panel (called a "panel decision"). Failure to request a hearing within seven calendar days will result in automatic delisting. If our securities were delisted, it could materially and adversely affect our ability to raise additional funding.

         On April 18, 2001, Nasdaq advised us that we were not in compliance with the requirement that we have at least $2,000,000 of net tangible assets or $500,000 net income. On May 21, 2001, Nasdaq informed us that based on its review of our quarterly report on Form 10-QSB for the quarter ended March 31, 2001, we are now in compliance with that requirement.


                            THE FINANCING TRANSACTION

General

         As of May 7, 2001, we entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. (This agreement replaced a common stock purchase agreement we entered into with Fusion Capital on March 16, 2001, which has been terminated.) The purchase price of the shares will be based upon the future market price of the common stock, without any fixed discount to the market price.

Purchase of Shares Under the Common Stock Purchase Agreement

         Under the common stock purchase agreement, Fusion Capital will purchase a specified dollar amount of our common stock. Subject to the termination rights described below, each trading day during the term of the agreement, Fusion Capital will purchase $10,000 of our common stock. We may decrease this amount at any time. If our stock price equals or exceeds $5.00 per share for five consecutive trading days, we have the right to increase this daily amount. Upon prior written notice, we have the right to suspend any purchases of common stock by Fusion Capital. The purchase price per share is equal to the lesser of:

      o the lowest sale price of our common stock on the day Fusion Capital purchases shares of our common stock; or

      o the average of the 3 lowest closing bid prices of our common stock during the 12 consecutive trading days prior to the date Fusion Capital purchases shares of our common stock.


         The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the ten trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not, however, purchase shares of common stock under the common stock purchase agreement if Fusion Capital or its affiliates would beneficially own more than 4.9% of our then aggregate outstanding common stock immediately after the proposed purchase. If the 4.9% limitation is ever reached, we have the option to increase this limitation to 9.9%. If the 9.9% limitation is ever reached, this will not limit Fusion Capital's obligation to fund the monthly purchase amount of $200,000 or Fusion Capital's obligation to purchase up to the full remaining portion of the $6.0 million if our stock price equals or exceeds $5.00 per share.

         The following table sets forth the number of shares of our common stock that we would sell to Fusion Capital under the common stock purchase agreement at varying purchase prices:

                                                    Percentage of
        Assumed              No. of shares              shares
        Purchase             issuable (max.          outstanding
         Price                2,400,000) (1)       after issuance (2)
        --------             ---------------       ------------------

        $1.00                  2,400,000                  31.3%
        $2.00                  2,400,000                  31.3%
        $3.00                  2,000,000                  28.3%
        $5.00                  1,200,000                  21.5%
        $10.00                   600,000                  15.4%
        $15.00                   400,000                  13.2%
        $20.00                   300,000                  12.0%

(1) Calculated based on Fusion Capital's agreement to purchase up to $6.0 million of our common stock. The limit of 2,400,000 represents the shares offered in this prospectus, excluding the 600,000 shares we have issued to Fusion Capital as a commitment fee. If our stock price level would require more than 2,400,000 shares to be issuable to Fusion Capital under the common stock purchase agreement, we have the right, and currently intend, to terminate the agreement without any payment or liability to Fusion Capital.

(2) Based on 6,571,447 shares outstanding on May 7, 2001, plus 600,000 shares of common stock issued to Fusion Capital as a commitment fee and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

Our Right to Prevent Purchases

         We have the unconditional right to suspend purchases at any time on one trading day's notice. Any such suspension could be effective until we revoke it. If we need cash proceeds of sales under the common stock purchase agreement for working capital or other business purposes, we do not intend to suspend purchases in this manner.

Our Right to Increase or Decrease the Amount to Be Purchased by Fusion Capital

         We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount at any time for any reason, except that we may not increase the daily purchase amount above $10,000 unless our stock price has been above $5.00 per share for five consecutive trading days. For any trading day that the sale price of our common stock is below $5.00, the daily purchase amount will not be greater than $10,000.

Events of Default

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default:

      o if for any reason the shares offered by this prospectus cannot be sold pursuant to this prospectus for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o suspension by the Nasdaq SmallCap Market of our common stock from trading for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o our failure to satisfy any listing criteria of the Nasdaq SmallCap Market for a period of 30 consecutive trading days;

      o notice from us or our transfer agent to the effect that either of us intends not to comply with a proper request for purchase under the common stock purchase agreement of shares of common stock;

      o our failure to confirm to the transfer agent any purchase by Fusion Capital of shares of our common stock under the common stock purchase agreement;

      o failure of the transfer agent to issue any shares of our common stock purchased by Fusion Capital under the common stock purchase agreement;

      o any material breach by us of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us, subject to a cure period of ten trading days;

      o     a default by us of any payment obligation in excess of $1.0 million;
            or

      o our voluntary or involuntary participation in insolvency or bankruptcy proceedings.


Our Termination Rights

         We have the right to terminate the common stock purchase agreement at any time for any reason at no cost by delivering written notice to Fusion Capital. A termination notice will be effective one trading day after Fusion Capital receives it.

No Short-Selling or Hedging by Fusion Capital

         Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Additional Shares Issued to Fusion Capital

         Under the terms of the May 7, 2001 common stock purchase agreement with Fusion Capital, in connection with its initial purchase of shares under the agreement, we issued to Fusion Capital 600,000 shares of our common stock as a commitment fee. Unless an event of default occurs, Fusion Capital must hold these shares until the common stock purchase agreement has been terminated.

No Variable Priced Financings

         Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable-priced equity or variable-priced equity-like securities unless we have obtained Fusion Capital's prior written consent.


                                 USE OF PROCEEDS

         We will not receive any proceeds from any sales of the shares by the selling stockholders. We will, however, receive up to $6.0 million of proceeds from the sale of shares of our common stock to Fusion Capital under our common stock purchase agreement with them.

                               SELLING STOCKHOLDER

         The selling stockholder is Fusion Capital Fund II, LLC ("Fusion Capital"), an Illinois limited liability company located in Chicago, Illinois. Fusion Capital is an investor in publicly traded companies. The selling stockholder has not had any position, office or other material relationship with us within the past three years. Steven Martin and Joshua Scheinfeld will hold investment and voting control over any shares of our common stock owned by Fusion Capital.

         We estimate the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 2,400,000 shares, assuming Fusion Capital purchases all $6.0 million worth of common stock. We have the right under certain conditions to suspend or terminate the common stock purchase agreement without any payment or liability to Fusion Capital. We have also issued Fusion Capital 600,000 shares as a commitment fee pursuant to the terms of the common stock purchase agreement. Unless an event of default occurs, these shares must be held by Fusion Capital until the earlier of the termination of the common stock purchase agreement or 30 months from the date of the common stock purchase agreement. This prospectus relates to the offer and sale from time to time by Fusion Capital of these shares. None of the shares offered in this prospectus were issued or outstanding on the date of this prospectus, and the selling stockholder does not otherwise own any shares of our common stock. The common stock purchase agreement is described in detail under the heading "The Financing Transaction."

Effect of Performance of the Common Stock Purchase Agreement on Us and Our Stockholders

         All shares registered pursuant to the common stock purchase agreement will be freely tradable. We expect that they will be sold over a period of up to 30 months from the date of this prospectus. Depending upon market liquidity at the time, sale of shares under this offering could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell all of the shares of common stock it acquires upon purchase. Therefore, the purchase of shares under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to block purchases under the common stock purchase agreement and to require termination of the common stock purchase agreement in some cases.

Our Ability to Suspend Purchases

         The common stock purchase agreement provides that we may at any time suspend purchases under the common stock purchase agreement. To the extent we need to use the cash proceeds of sales of common stock issuable under the common stock purchase agreement for working capital or other business purposes, we do not intend to suspend purchases under the common stock purchase agreement.

Holdings of Fusion Capital Upon Termination of the Offering

         Notwithstanding certain limitations on the ability of Fusion Capital to purchase shares as set forth in the common stock purchase agreement, assuming the purchase of 2,400,000 shares by Fusion Capital, together with the 600,000 shares delivered as a commitment fee, Fusion Capital would beneficially own 31.3% of our outstanding stock as of May 7, 2001. To the extent we need to use the cash proceeds of sales of common stock issuable under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement. Because the Fusion Capital may sell all, some, or none of the common stock offered by this prospectus, we cannot estimate the amount of common stock that will be held by Fusion Capital upon termination of the offering.


                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered by the selling stockholder, Fusion Capital Fund II, LLC. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire the common stock as principals, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

      o     ordinary brokers' transactions;

      o transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market;

      o purchases by brokers, dealers, or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

      o "at the market" to or through market makers or into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

      o     in privately negotiated transactions; or

      o     any combination of the foregoing.


         See the table under the heading "The Financing Transaction" for the number of shares of our common stock that would be sold to Fusion Capital upon our sale of common stock under the common stock purchase agreement at varying purchase prices.

         In order to comply with the securities laws of certain states, if applicable, in those states the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         The selling stockholder is an "underwriter" within the meaning of the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Neither we nor the selling stockholder is currently able to estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify the selling stockholder and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Atlantic, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Fusion Capital has agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

         We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

         This offering will terminate on the date on which all shares offered by this prospectus have been sold by the selling stockholder.


                                LEGAL PROCEEDINGS

         There are no current or pending legal proceedings to which Atlantic or any of its subsidiaries is a party or to which any of their properties is subject other than the following:

Claim for Arbitration Brought by Cleveland Clinic Foundation

         Atlantic's subsidiary, Gemini, was party to an exclusive worldwide sublicense from the Cleveland Clinic Foundation relating to 2-5A chimeric antisense technology and its use for selective degradation of targeted RNA. On May 8, 2000, the Cleveland Clinic Foundation filed a claim for arbitration before the American Arbitration Association to terminate this sublicense, claiming that Gemini had breached the sublicense by failing to fulfill its obligations under the sublicense. Pursuant to an asset purchase agreement dated April 23, 2001, among the Cleveland Clinic Foundation and its new affiliate IFN, Inc., Atlantic and Gemini, on May 4, 2001, Gemini sold to IFN substantially all its assets, including all those related to the 2-5A antisense enhancing technology in the second quarter of 2001. Upon the closing of this transaction, the Cleveland Clinic withdrew its outstanding arbitration demand against Gemini and Atlantic, with prejudice. Each party is obligated to pay its own costs and attorney's fees related thereto. For additional information, please see "Description of Business--Atlantic and Its Subsidiaries--Gemini and the 2-5A Antisense Technology."


          Directors, executive officers, promoters and control persons

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         A. Joseph Rudick, M.D., 44, has been a director of Atlantic since May 1999. He was also the Chief Executive Officer of Atlantic from April 10, 2000 until February 15, 2001, the President of Atlantic from May 1999 until April 3, 2000, and was a founder of Atlantic and two of its majority-owned subsidiaries, Optex and Channel. Dr. Rudick served as a business consultant to Atlantic from January 1997 until November 1998. From June 1994 until November 1998, Dr. Rudick was a Vice President of Paramount Capital, Inc. ("Paramount"), an investment bank specializing in the biotechnology and biopharmaceutical industries. Since 1988, he has been a Partner of Associate Ophthalmologists P.C., a private ophthalmology practice located in New York, and from 1993 to 1998 he served as a director of Healthdesk Corporation, a publicly-traded medical information company of which he was a co-founder. Dr. Rudick earned a B.A. in Chemistry from Williams College in 1979 and an M.D. from the University of Pennsylvania in 1983.

         Steve H. Kanzer, C.P.A., Esq., 37, has been a director of Atlantic since its inception in 1993. Mr. Kanzer currently is a member of the Audit Committee and the Compensation Committee. Since December 1997, Mr. Kanzer has been Chief Executive Officer of a biotechnology holding company, Corporate Technology Development, Inc., based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC ("Paramount Investments"), a biotechnology and biopharmaceutical venture capital and merchant banking firm that is associated with Paramount. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly-traded pharmaceutical research and development company. Mr. Kanzer is a founder and Chairman of the Board of Discovery Laboratories, Inc., and a member of the board of directors of Endorex Corp., two publicly-traded pharmaceutical research and development companies. Prior to joining Paramount, Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. In his capacity as employee and director of other companies in the venture capital field, Mr. Kanzer is not required to present to Atlantic opportunities that arise outside the scope of his duties as a director of Atlantic.

         Frederic P. Zotos, Esq., 35, has been a director of Atlantic since May 1999, President of Atlantic since April 3, 2000, and Chief Executive Officer since February 15, 2001. From June 1999 until April 2000, Mr. Zotos was Director of Due Diligence and Internal Legal Counsel of Licent Capital, LLC, an intellectual property royalty finance company located in Jericho, New York. From September 1998 until June 1999, Mr. Zotos practiced as an independent patent attorney and technology licensing consultant in Cohasset, Massachusetts. From December 1996 until August 1998, Mr. Zotos was Assistant to the President and Patent Counsel of Competitive Technologies, Inc., a publicly-traded technology licensing agency located in Fairfield, Connecticut. From July 1994 until November 1996, Mr. Zotos was an Intellectual Property Associate of Pepe & Hazard, a general practice law firm located in Hartford, Connecticut. He is Co-Chair of the Fairfield-Westchester and Chair of the New York City Chapters of the Licensing Executive Society, and a member of its Financial Markets Committee. Mr. Zotos is a registered patent attorney with the United States Patent and Trademark Office, and is also registered to practice law in Massachusetts and Connecticut. He earned a B.S. in Mechanical Engineering from Northeastern University in 1987, a joint J.D. and M.B.A. degree from Northeastern University in 1993, and successfully completed an M.S. in Electrical Engineering Prerequisite Program from Northeastern University in 1994.

         Nicholas J. Rossettos, C.P.A., 35, has been Chief Financial Officer since April 2000. Mr. Rossettos' most recent position was as Manager of Finance for Centerwatch, a pharmaceutical trade publisher headquartered in Boston, MA that is a wholly owned subsidiary of Thomson CP headquartered in Toronto, Canada. Prior to that, he was Director of Finance and Administration for EnviroBusiness, Inc., an environmental and technical management-consulting firm headquartered in Cambridge, MA. He holds an A.B. in Economics from Princeton University and a M.S. in Accounting and M.B.A. from Northeastern University.

         Peter O. Kliem, 62, has been a Director of Atlantic since March 21, 2000 and is a member of the Compensation Committee. Mr. Kliem is a co-founder, President and COO of Enanta Pharmaceuticals, a Boston based biotechnology start-up. Prior to this start-up, he worked with Polaroid Corporation for 36 years, most recently in the positions of Senior Vice President, Business Development, Senior VP, Electronic Imaging and Senior VP and Director of Research & Development. During his tenure with Polaroid, he initiated and executed major strategic alliances with corporations in the U.S., Europe, and the Far East. Mr. Kliem also introduced a broad range of innovative products such as printers, lasers, CCD and CID imaging, fiber optics, flat panel display, magnetic/optical storage and medical diagnostic products in complex technological environments. He serves as trustee and vice president of the Boston Biomedical Research Institute and served as Chairman of PB Diagnostics. He is a member of the board of directors of the privately held company, Corporate Technology Development, Inc. In addition, he served as Industry Advisor to TVM-Techno Venture Management. Mr. Kliem earned his M.S. in chemistry from Northeastern University.

         There are no family relationships among the executive officers or directors of Atlantic.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of May 7, 2001, by (1) all persons who are beneficial owners of 5% or more of our common stock, (2) each director and nominee, (3) the Named Officers in the Summary Compensation Table above, and (4) all directors and executive officers as a group. We do not know of any person who beneficially owns more than 5% of the Series A preferred stock and none of our directors or the Named Officers owns any shares of Series A preferred stock. Consequently, the following table does not contain information with respect to the Series A preferred stock.

         The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of May 3, 2001, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. The common stock represented here includes the common stock that the beneficial holders would directly possess if they converted all shares of Series A Preferred Stock held by them.

                                            NUMBER OF         % OF TOTAL SHARES
NAME AND ADDRESS                             SHARES             OUTSTANDING (1)
----------------                             ------             ---------------

CERTAIN BENEFICIAL HOLDERS:

Lindsay A. Rosenwald, M.D.(2)                499,298                   7.6%
787 Seventh Avenue
New York, NY 10019

VentureTek, L.P.(3)                          438,492                   6.7%
40 Exchange Place 20th Floor
New York, NY 10005

MANAGEMENT:

A. Joseph Rudick, M.D.(4)                    130,610                   1.9%

Frederic P. Zotos, Esq.(5)                   158,666                   2.4%

Steve H. Kanzer, C.P.A., Esq.(6)              60,000                     *

Peter O. Kliem(7)                             38,500                     *

Nicholas J. Rossettos, C.P.A.(8)              25,000                     *

All current executive
officers and directors as
a group (5 persons)                          412,499                   6.3%


------------------------

*        Less than 1.0%

(1) Percentage of beneficial ownership is calculated assuming 6,571,447 shares of common stock were outstanding on May 7, 2001.

(2) Includes 344,508 shares of common stock and 154,410 shares of common stock issuable upon conversion of 47,202 shares of Series A preferred stock within 60 days of May 3, 2001. Also includes 190 shares of common stock held by June Street Corporation and 190 shares of common stock held by Huntington Street Corporation. Dr. Rosenwald is the sole proprietor of both June Street Corporation and Huntington Street Corporation.

(3) The general partner of VentureTek, L.P. is Mr. C. David Selengut. Mr. Selengut may be considered a beneficial owner of shares owned by VentureTek, L.P. by virtue of his authority as general partner to vote and dispose of those shares. VentureTek, L.P. is a limited partnership, the limited partners of which include Dr. Rosenwald's wife and children, and sisters of Dr. Rosenwald's wife and children. Dr. Rosenwald disclaims beneficial ownership of those shares.

(4) Represents options exercisable within 60 days of May 3, 2001. 50,000 shares of common stock are exercisable pursuant to stock options granted under the plan on April 12, 2000 for 100,000 shares, of which 25% or 25,000 shares were exercisable on April 3, 2000, then an additional 25% annually thereafter; an additional 12,500 shares are exercisable pursuant to stock options granted on April 12, 2000 for 25,000 shares, of which 25% or 6,250 were exercisable immediately, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 23, 1999, all of which were exercisable on September 23, 2000; an additional 25,000 shares are exercisable pursuant to stock options granted on August 9, 1999 for 50,000 shares, of which 25% or 12,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 6,666 shares are exercisable pursuant to stock options granted on May 28, 1999 for 10,000 shares, exercisable in three equal amounts starting one year from grant date; and an additional 9,444 shares are exercisable pursuant to stock options granted on August 7, 1998 for 10,000 shares, of which one third were exercisable after one year, with the remainder exercisable monthly (or 277.79 per month) over two years. Does not include 50,000 shares exercisable pursuant to stock options granted on August 9, 1999, all of which would have been exercisable upon the sale of Optex on January 31, 2001, because we rescinded this grant in the 2000 fiscal year in order to correct the grant of stock options to Dr. Rudick in the 1999 fiscal year above the amount permitted by the stock option plan for that year.

(5) Represents options exercisable within 60 days of May 3, 2001. 50,000 shares of common stock are exercisable pursuant to stock options granted on April 12, 2000 for 100,000 shares, of which 25% or 25,000 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 75,000 shares are exercisable pursuant to stock options granted on April 12, 2000 for 150,000, of which 25% or 37,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999 for 2,000 shares, all of which were exercisable after one year; and an additional 6,666 shares are exercisable pursuant to stock options granted May 28, 1999 for 10,000 shares, exercisable in three equal annual amounts starting one year from grant date.

(6) Represents options exercisable within 60 days of May 3, 2001. 25,000 shares are exercisable pursuant to stock options granted on September 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 29, 2000, all of which were immediately exercisable; an additional 25,000 shares are exercisable pursuant to stock options granted on October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999, all of which were exercisable on September 23, 2000; an additional 2,000 shares are exercisable pursuant to stock options granted August 28, 1998; an additional 2,000 shares are exercisable pursuant to stock options granted on June 17, 1997; and an additional 2,000 shares are exercisable pursuant to stock options granted on July 24, 1996.

(7) Represents options exercisable within 60 days of May 3, 2000. 25,000 shares of common stock are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; and an additional 11,500 shares are exercisable pursuant to stock options for 23,000 shares granted on April 6, 2000, of which 25% or 5,570 were exercisable on issuance, and then an additional 25% annually thereafter.

(8) Represents options exercisable within 60 days of May 3, 2001. 25,000 shares of common stock are exercisable pursuant to stock options for 50,000 shares granted April 4, 2000, of which 25% or 12,500 were exercisable on issuance, and then an additional 25% annually thereafter.


                            Description of securities

General

         Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the authorized preferred stock, 1,375,000 shares have been designated Series A convertible preferred stock and 1,647,312 shares have been designated Series B convertible preferred stock. As of

May 7, 2001, 6,571,447 shares of our common stock were issued and outstanding, 329,256 shares of our Series A preferred stock were issued and outstanding, and no shares of our Series B preferred stock were issued and outstanding.

Common Stock

          Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock have no cumulative voting rights. They are entitled to share ratably any dividends that may be declared from time to time by the board of directors in its discretion from funds legally available for dividends. Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion rights or sinking fund provisions for the common stock.

         Our common stock is listed on the Nasdaq SmallCap Market.

Series A Preferred Stock

         Holders of shares of our Series A preferred stock can convert each share into 3.27 shares of our common stock without paying us any cash. The conversion price of shares of Series A preferred stock is $3.06 per share of common stock. Both the conversion rate and the conversion price may be adjusted in favor of holders of shares of Series A preferred stock upon certain triggering events.

         On matters to be voted on by our stockholders, holders of shares of Series A preferred stock are entitled to the number of votes equal to the number of votes that could be cast in such vote by a holder of the common stock into which those shares of Series A preferred stock are convertible on the record date for that vote, or if no record date has been established, on the date that vote is taken. So long as at least 50% of the shares of Series A preferred stock are outstanding, the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series A preferred stock voting separately as a class is necessary to effect certain actions, including, but not limited to, declaration of dividends or distribution on any of our securities other than the Series A preferred stock pursuant to the provisions of the certificate of designations of the Series A preferred stock and approval of any liquidation, dissolution or sale of substantially all of our assets. Currently there are outstanding fewer than 50% of the shares of Series A preferred stock outstanding.

         Each February 7 and August 7 we are obligated to pay dividends, in arrears, to the holders of shares of Series A preferred stock, and the dividends consist of 0.065 additional shares of Series A preferred stock for each outstanding share of Series A preferred stock.

         If we are liquidated, sold to or merged with another entity (and we are not the surviving entity after the merger), we will be obligated to pay holders of shares of Series A preferred stock a liquidation preference of $13.00 per share before any payment is made to holders of shares of our common stock.

         The holders of shares of Series A preferred stock have rights in addition to those summarily described. A complete description of the rights of the Series A preferred stock is contained in the certificate of designations of the Series A preferred stock filed with the Delaware Secretary of State.

Series B Preferred Stock

         We are currently authorized to issue 1,647,312 shares of Series B preferred stock, with such voting rights, designations, preferences, limitations and relative rights as are contained in the certificate of designations of the Series B preferred stock, as amended, filed with the Secretary of State of the State of Delaware. Currently there are no shares of Series B preferred stock outstanding.


                                     EXPERTS

         The consolidated financial statements of Atlantic (a development stage company) and its subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, and for the period from June 13, 1993 (inception) to December 31, 2000, have been included herein and in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Certain legal matters in connection with the shares of our common stock offered for resale in this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.


                      Disclosure of Commission Position on
                 Indemnification For Securities Act Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.


                             DESCRIPTION OF PROPERTY

         We leased space for our executive office at 150 Broadway, Suite 1009, New York, New York 10038, for a monthly lease payment of $967. On March 19, 2001, we moved into new offices at 350 Fifth Avenue, Suite 5507, New York, New York 10118. The lease for this space is for a term of two years and two and a half months with a monthly lease payment of $6,645.

         To facilitate our exploration of investment opportunities in fiber-optics, we are leasing space at One Executive Park East, 135 Bolton Road in the Town of Vernon, County of Tolland, Connecticut 06066. This lease is for a term of three years commencing May 17, 2000, with monthly lease payments of $1,000 through May 14, 2001 and thereafter $1,251 per month until May 14, 2003.

         We believe that our existing facilities are adequate to meet our current requirements and that our insurance coverage adequately covers our interest in our leased spaces. We do not own any real property.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb (see "Business--Optex Ophthalmologics, Inc."), we agreed to pay to Dr. Rudick, who was then our President, an amount equal to $141,012. This amount has been paid in 18 monthly installments ($7,834 per month), which commenced October 1999, out of the profit component of Bausch & Lomb's payments to Optex. Under this arrangement, Dr. Rudick received in 1999 a total of $23,507 covering 3 monthly installments and in 2000 a total of $86,174 covering 11 monthly installments. The remaining four installments has been paid in 2001. We felt it was appropriate to enter into this arrangement, given that the deal struck with Bausch & Lomb was considerably more advantageous to us than the deal tentatively agreed to by us prior to Dr. Rudick's joining the board and becoming President, and given also that in 2000 Dr. Rudick spent more time on Atlantic matters than Atlantic had any right to expect, given that Dr. Rudick's compensation was initially limited to consulting fees of $6,000 a month.

         On January 4, 2000, we entered into a financial advisory and consulting agreement with Joseph Stevens & Company, Inc. In this agreement, we engaged Joseph Stevens to provide us with investment banking services from January 4, 2000 until January 4, 2001. As partial compensation for the services to be rendered by Joseph Stevens, we issued them three warrants to purchase an aggregate of 450,000 shares of our common stock. The exercise price and exercise period of each warrant is as follows:


================================================================================================================
   Warrant Number                        Exercise
                       No. of Shares       Price                            Exercise Period
================================================================================================================
   No.1                150,000            $2.50           1/4/00 through 1/4/05
----------------------------------------------------------------------------------------------------------------
   No.2                150,000            $3.50           1/4/01 through 1/4/06 (subject to vesting in equal
                                                          monthly increments from 1/4/00-1/4/01)
----------------------------------------------------------------------------------------------------------------
   No.3                150,000            $4.50           1/4/02 through 1/4/07 (subject to vesting in equal
                                                          monthly increments from 1/4/00-1/4/01)
================================================================================================================


         In addition, each warrant may only be exercised when the market price of a share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with issuance of the warrants, Atlantic and Joseph Stevens entered into a letter agreement granting Joseph Stevens registration rights in respect of the shares of common stock issuable upon exercise of the warrants.

         Pursuant to Atlantic's restated certificate of incorporation and bylaws, Atlantic enters into indemnification agreements with each of its directors and executive officers.

         All transactions between Atlantic and its officers, directors, principal stockholders and their affiliates are approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors. We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is listed on the Nasdaq SmallCap Market. The following table sets forth the high and low closing price for our common stock as quoted, in U.S. dollars, by Nasdaq during each quarter within the last two fiscal years:

======================================================
   Quarter Ended                High           Low
======================================================
   March 31, 1999               $3.125       $1.313
------------------------------------------------------
   June 30, 1999                $2.469       $1.063
------------------------------------------------------
   September 30, 1999           $2.375       $1.125
------------------------------------------------------
   December 31, 1999            $2.25        $1.25
------------------------------------------------------
   March 31, 2000              $10.625       $1.375
------------------------------------------------------
   June 30, 2000                $6.375       $2.50
------------------------------------------------------
   September 30, 2000           $5.00        $2.50
------------------------------------------------------
   December 31, 2000            $3.313       $0.406
------------------------------------------------------
   March 31, 2001               $1.438       $0.625
======================================================

         The number of holders of record of our common stock as of May 7, 2001 was 120. The number of beneficial stockholders of our common stock as of May 7, 2001 was 89.

         We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. The certificate of designations for our Series A preferred stock provides that we may not pay dividends on our common stock unless a special dividend is paid on our Series A preferred stock.

                             EXECUTIVE COMPENSATION


                       COMPENSATION OF EXECUTIVE OFFICERS

         Pursuant to our 1995 stock option plan, on April 12, 2000, we granted Dr. Rudick options for 100,000 shares of common stock at an exercise price of $4.1875. Additionally, on April 12, 2000, we granted Dr. Rudick options for 25,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to Chief Executive Officer. During the 2000 fiscal year, we rescinded options for 50,000 shares of common stock that we had granted to Dr. Rudick on August 9, 1999, in order to correct our having granted to Dr. Rudick during the 1999 fiscal year of options for 37,000 shares of common stock above the amount permitted by our stock option plan for that fiscal year. Pursuant to the 1995 stock option plan, on April 12, 2000, we granted Frederic Zotos options for 100,000 shares of common stock at an exercise price of $4.1875. Additionally, on April 12, 2000, we granted Frederic Zotos options for 150,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to President. On April 12, 2000, we granted Nicholas Rossettos options for 50,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to Chief Financial Officer.

         The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2000 whose compensation for that fiscal year was in excess of $100,000. Elsewhere in the "Executive Compensation" section we refer to the individuals named in the table as the "Named Officers." No other executive officer of Atlantic received compensation in excess of $100,000 during fiscal year 2000. No executive officer who would otherwise have been included in this table on the basis of 2000 salary and bonus resigned or terminated employment during that year.

                           SUMMARY COMPENSATION TABLE

---------------------------------- -------- ------------------------------------------- -------------------- -------------------
                                                       Annual Compensation              Long-Term            All Other
                                                                                        Compensation         Compensation ($)
                                                                                        Awards
Name and Principal Position        Year     Salary($)    Bonus($)     Other Annual      Securities
                                                                      Compensation ($)  Underlying
                                                                                        Options/SARs(#)
---------------------------------- -------- ------------ ------------ ----------------- -------------------- -------------------
A. Joseph Rudick, M.D.(1)          2000         123,750       25,000           0        25,000               84,674(2)
                                   1999               0       23,502           0        87,000(3)            81,523(4)
                                   1998               0            0           0        10,000                    0
---------------------------------- -------- ------------ ------------ ----------------- -------------------- -------------------
Frederic P. Zotos, Esq. (5)        2000         131,250       50,000      10,000(6)    250,000               14,750(7)
  President and CEO                1999               0            0           0        37,000                2,600(8)
                                   1998               0            0           0             0                    0
---------------------------------- -------- ------------ ------------ ----------------- -------------------- -------------------
Nicholas J. Rossettos, C.P.A.(9)   2000          91,146       25,000      10,000(10)    50,000                    0
  Chief Financial Officer,         1999               0            0           0             0                    0
  Treasurer and Secretary          1998               0            0           0             0                    0
---------------------------------- -------- ------------ ------------ ----------------- -------------------- -------------------

-------------------------

(1) Dr. Rudick became Chief Executive Officer of Atlantic on April 10, 2000; he resigned this position effective February 15, 2001.

(2) Represents $86,174 paid to Dr. Rudick in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb (see
         Item 12 below for a more detailed explanation), less $1,500 returned to Atlantic by him due to mistaken overpayment of director's fees for the 1999 fiscal year.

(3) Excludes options for 50,000 shares of common stock granted to Dr. Rudick on August 9, 1999, but rescinded in the 2000 fiscal year to correct the grant to him in the 1999 fiscal year of options for 37,000 shares of common stock above the amount permitted by the stock option plan for that fiscal year.

(4) Represents $50,516 in fees paid to Dr. Rudick for consulting services rendered, $7,500 in director's fees, of which $1,500 was paid in error and therefore returned to Atlantic by him in 2000, and $23,507 paid in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb (see Item 12 below for a more detailed explanation).

(5) Mr. Zotos became President of Atlantic on April 3, 2000 and Chief Executive Officer effective February 15, 2001.

(6) Represents matching contributions by Atlantic pursuant to Atlantic's SAR-SEP retirement plan.

(7) Represents $8,000 in fees paid for consulting services rendered and $6,750 in director's fees.

(8)      Represents fees paid for consulting services rendered.

(9)      Mr. Rossettos became Chief Financial Officer of Atlantic on April 10,
         2000.

(10) Represents matching contributions by Atlantic pursuant to Atlantic's SAR-SEP retirement plan.


                      OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table contains information concerning the grant of stock options under the 1995 stock option plan and otherwise to the Named Officers during the 2000 fiscal year. Except as described in footnote (1) below, no stock appreciation rights were granted during the 2000 fiscal year.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
Individual Grants
----------------------------------- ---------------------- ------------------------- ---------------- --------------
Name                                Number of Securities    % of Underlying           Exercise Price   Expiration
                                    Underlying Options/     Options/SARs Granted to   ($/Share)(3)     Date
                                    SARs Granted(#)(1)      Employees in Fiscal
                                                            Year(2)
----------------------------------- ---------------------- ------------------------- ---------------- --------------
A. Joseph Rudick M.D.(4)                    125,000                 25%                  $4.1875         4/12/10

----------------------------------- ---------------------- ------------------------- ---------------- --------------
Frederic P. Zotos, Esq.                     250,000                 51%                  $4.1875         4/12/10

----------------------------------- ---------------------- ------------------------- ---------------- --------------
Nicholas J. Rossettos, CPA                   50,000                 10%                  $4.1875         4/12/10

----------------------------------- ---------------------- ------------------------- ---------------- --------------
Other Employees                              20,000                  4%                  $4.1875         4/12/10
                                             50,000                 10%                  $3.4375         5/15/10
----------------------------------- ---------------------- ------------------------- ---------------- --------------

------------------------

(1) Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Atlantic. Dr. Rudick's options became exercisable as follows: (1) the first option for 100,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting; (2) the second option for 25,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting. Mr. Zotos' options are exercisable as follows: (1) the first option for 100,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting; (2) the second option for 150,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting. Mr. Rossettos' options for 50,000 shares of common stock are exercisable as follows: 25% upon granting and 25% each of the first three anniversaries of the date of granting. Options for the remainder of the employees are exercisable as follows: (1) the option for 20,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting; (2) the option for 50,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting. Each option will become immediately exercisable in full upon an acquisition of Atlantic by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right pursuant to which the optionee may surrender the option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of Atlantic's outstanding voting securities. In return for the surrendered option, the optionee will receive a cash distribution per surrendered option share equal to the excess of (1) the highest price paid per share of common stock in that hostile tender offer over
         (2) the exercise price payable per share under the cancelled option.

(2) Calculated based on total option grants to employees of 495,000 shares of common stock during the 2000 fiscal year.

(3) The exercise price may be paid in cash or in shares of common stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. Atlantic may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability.

(4) Stock options for 50,000 shares granted to Dr. Rudick on August 9, 1999, would have vested upon the sale of Optex on January 31, 2001. These options were, however, rescinded during the 2000 fiscal year, in order to correct for the grant to Dr. Rudick in the 1999 fiscal year of options for 37,000 shares above the amount permitted by the 1995 stock option plan for that fiscal year.

                          OPTION EXERCISE AND HOLDINGS

         The following table provides information with respect to the Named Officers concerning the exercisability of options during the 2000 fiscal year and unexercisable options held as of the end of the 2000 fiscal year. No stock appreciation rights were exercised during the 2000 fiscal year, and, except for the limited rights described in footnote (1) to the preceding table, no stock appreciation rights were outstanding at the end of that fiscal year.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ("FY")

                            AND FY-END OPTION VALUES

----------------------------- -------------- ---------------- -------------------------------- ------------------------------------
Name                             Shares           Value       No. of Securities Underlying     Value of Unexercised In-the-Money
                                Acquired      Realized (1)    Unexercised Options/SARs at      Options/SARs at FY-End (Market
                               on Exercise                    FY-End (#)                       price of shares at FY-End less
                                                                                               exercise price) ($)(2)
                                                              -------------------------------- ------------------------------------
                                                               Exercisable    Unexercisable      Exercisable       Unexercisable
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------
A. Joseph Rudick, M.D.              0               -            94,361          127,639              0                  0
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------
Frederic P. Zotos                   0              --            92,833          194,167              0                  0
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------
Nicholas J. Rossettos               0              --            12,500           37,500              0                  0
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------

------------------

(1) Equal to the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Based on the fair market value of Atlantic's common stock on December 31, 2000, of $0.66 per share, the closing sales price per share on that date on the Nasdaq SmallCap Market.


                         LONG TERM INCENTIVE PLAN AWARDS

         No long term incentive plan awards were made to a Named Officer during the last fiscal year.


                            COMPENSATION OF DIRECTORS

         Non-employee directors are eligible to participate in an automatic stock option grant program pursuant to the 1995 stock option plan. We grant non-employee directors an option for 10,000 shares of common stock upon their initial election or appointment to the board and an option for 2,000 shares of common stock on the date of each annual meeting of our stockholders for those non-employee directors continuing to serve after that meeting. On September 29, 2000, pursuant to the automatic stock option grant program, we granted each of Steve H. Kanzer and Peter Kliem options for 2,000 shares of common stock at an exercise price of $3.1875 per share, the fair market value of our common stock on the date of grant. Additionally, on September 29, 2000, we granted Peter Kliem options for 25,000 shares of common stock at an exercise price of $3.1875. On September 29, 2000, we granted Steve H. Kanzer options for 25,000 shares of common stock at an exercise price of $3.1875. We also granted Peter Kliem options for 23,000 shares of common stock on April 6, 2000, at an exercise price of $5.125 and options for 10,000 shares of common stock on March 21, 2000, at an exercise price of $6.125.

         Our board agreed that effective October 21, 1999, each non-employee member of the board is to receive $6,000 per year for his services as a director, payable semi-annually in arrears, plus $1,500 for each board meeting attended in person, $750 for each board meeting attended via telephone conference call and $500 for each meeting of a committee of the board attended.

         We reimburse board members for reasonable expenses incurred in connection with attending meetings of the board and of committees of the board.

    EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
                                   AGREEMENTS

         Effective November 15, 1995, Shimshon Mizrachi became Controller of Atlantic and of each of Atlantic's subsidiaries pursuant to a letter agreement dated November 6, 1995. Mr. Mizrachi and his dependents were also eligible to receive paid medical and long-term disability insurance and such other health benefits as Atlantic made available to its other senior officers and directors. Effective January 7, 2000, we terminated the employment of Mr. Mizrachi and became obligated, pursuant to the letter agreement, to pay his salary for six months thereafter, subject to Mr. Mizrachi's duty to mitigate damages by seeking alternative employment.

         Effective April 10, 2000, Dr. Rudick became Chief Executive Officer of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 10, 2003. Effective February 15, 2001, Dr. Rudick resigned as Chief Executive Officer of Atlantic, and his employment agreement terminated.

         Effective April 3, 2000, Mr. Zotos became President of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 2, 2003. As President, Mr. Zotos reports to the Chief Executive Officer. Mr. Zotos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors. Effective February 15, 2001, Mr. Zotos was also appointed Chief Executive Officer of Atlantic.

         Effective April 10, 2000, Mr. Rossettos became Chief Financial Officer of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 10, 2003. Mr. Rossettos reports to the President or Chief Executive Officer. Mr. Rossettos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors.

         The Compensation Committee has the discretion under the 1995 stock option plan to accelerate options granted to any officers in connection with a change in control of Atlantic or upon the subsequent termination of the officer's employment following the change of control.


                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         For further information with respect to us and the common stock we are offering, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60601. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the Commission.

         Our common stock is quoted for trading on the Nasdaq SmallCap Market, and you may inspect at the offices of the Nasdaq SmallCap Market, located at 1735 K Street, N.W., Washington, D.C. 20006, the registration statement relating to the common stock offered by this prospectus, reports filed by us under the Exchange Act, and other information concerning us.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)


                          Index to Financial Statements



                    financial statements for fiscal year 2000

Independent Auditors' Report                                             F-1

Consolidated Balance Sheets as of December 31, 2000 and 1999             F-2

Consolidated Statements of Operations for the Years ended
     December 31, 2000, 1999 and 1998 and for the Period
     from July 13, 1993 (inception) to December 31, 2000                 F-3

Consolidated Statements of Stockholders' Equity for the
     Period from July 13, 1993 (inception) to December 31, 2000          F-4

Consolidated Statements of Cash Flows for the Years ended
     December 31, 2000, 1999 and 1998 and for the Period from
     July 13, 1993 (inception) to December 31, 2000                      F-8

Notes to Consolidated Financial Statements                               F-9


              FINANCIAL STATEMENTS FOR QUARTER ENDED MARCH 31, 2001

Consolidated Balance Sheets
     as of March 31, 2001 (unaudited)                                    F-29

Consolidated Statements of Operations (unaudited)
     for the three months ended March 31, 2001 and 2000,
     and the period from July 13, 1993 (inception) to March 31, 2001     F-30

Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 2001 and 2000, and the
     period from July 13, 1993 (inception) to March 31, 2001             F-31

Notes to Consolidated Financial Statements (unaudited)                   F-32

                          Independent Auditors' Report


The Board of Directors and Stockholders
Atlantic Technology Ventures, Inc.:

We have audited the accompanying consolidated balance sheets of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000 and for the period from July 13, 1993 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, and for the period from July 13, 1993 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                    KPMG LLP

Short Hills, New Jersey
March 30, 2001

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                                                                                                      As of December 31,
                                                Assets                               2000                    1999
                                                                               ------------------     -------------------
Current assets:
    Cash and cash equivalents                                              $           2,663,583               3,473,321
    Accounts receivable                                                                  192,997                 337,323
    Prepaid expenses                                                                      22,599                  17,414
                                                                               ------------------     -------------------
                   Total current assets                                                2,879,179               3,828,058

Property and equipment, net                                                              227,088                 131,832
Investment in affiliate                                                                   67,344                      --
Other assets                                                                               2,901                      --
                                                                               ------------------     -------------------

                   Total assets                                            $           3,176,512               3,959,890
                                                                               ==================     ===================

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                                  $             785,838                 542,759
    Deferred revenue                                                                   1,294,615                      --

                                                                               ------------------     -------------------
                   Total current liabilities                               $           2,080,453                 542,759

Redeemable Series B convertible preferred stock.
    Authorized 1,647,312 shares; 206,896 shares issued and
    outstanding at December 31, 2000                                                     600,000                      --

Stockholders' equity:
    Preferred stock, $.001 par value. Authorized 10,000,000
       shares; 1,375,000 shares designated as Series A
       convertible preferred stock:  None issued and outstanding                              --                      --
    Series A convertible preferred stock, $.001 par value.
       Authorized 1,375,000 shares; 359,711 and 610,088 shares issued and outstanding at December 31, 2000 and 1999, respectively (liquidation preference aggregating $4,676,243 and $7,931,144 at December 31, 2000
       and 1999, respectively)                                                               360                     610
    Convertible preferred stock warrants, 112,896 and 117,195
       issued and outstanding at December 31, 2000 and
       1999, respectively                                                                520,263                 540,074
    Common stock, $.001 par value. Authorized 50,000,000
       shares; 6,122,135 and 4,815,990 shares issued and outstanding
       at December 31, 2000 and 1999, respectively                                         6,122                   4,816
    Common stock subscribed. 182 shares at December 31, 2000
       and 1999                                                                               --                      --
    Additional paid-in capital                                                        24,796,190              21,662,272
    Deficit accumulated during development stage                                     (24,826,334)            (18,790,099)
                                                                               ------------------     -------------------
                                                                                         496,601               3,417,673

    Less common stock subscriptions receivable                                              (218)                   (218)
    Less treasury stock, at cost                                                            (324)                   (324)
                                                                               ------------------     -------------------

                   Total stockholders' equity                                            496,059               3,417,131
                                                                               ------------------     -------------------

                   Total liabilities and stockholders' equity               $          3,176,512               3,959,890
                                                                               ==================     ===================

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                                                                                                              Cumulative
                                                                                                              period from
                                                                                                             July 13, 1993
                                                                                                            (inception) to
                                                                Year ended December 31,                      December 31,
                                                   -----------------------------------------------------
                                                        2000               1999               1998               2000
                                                   ---------------    ---------------     --------------    ----------------
Revenues:
    Development revenue                         $       5,169,288  $       1,082,510  $              --  $        6,251,798
    License revenue                                            --                 --          2,500,000           2,500,000
    Grant revenue                                         189,658             77,069                 --             366,659
                                                   ---------------    ---------------     --------------    ----------------

          Total revenues                                5,358,946          1,159,579          2,500,000           9,118,457
                                                   ---------------    ---------------     --------------    ----------------

Costs and expenses:
    Cost of development revenue                         4,135,430            866,008                 --           5,001,438
    Research and development                            1,130,345          1,091,291          3,036,355           9,504,910
    Acquired in-process research and
    development                                         2,653,382                 --                 --           2,653,382
    General and administrative                          2,235,535          1,941,425          2,668,508          15,903,226
    Compensation expense relating to
       stock warrants (general and administrative)      1,020,128                 --                 --           1,020,865
    License fees                                               --                 --                 --             173,500
                                                   ---------------    ---------------     --------------    ----------------

          Total operating expenses                     11,174,820          3,898,724          5,704,863          34,257,321
                                                   ---------------    ---------------     --------------    ----------------

          Operating loss                               (5,815,874)        (2,739,145)        (3,204,863)        (25,138,864)

Other (income) expense:
    Interest and other income                             (92,670)          (292,630)          (451,335)         (1,251,136)
    Interest expense                                           --                 --                 --             625,575
    Equity in loss of affiliate                            79,274                 --                 --              79,274
                                                   ---------------    ---------------     --------------    ----------------

          Total other (income) expense                    (13,396)          (292,630)          (451,335)           (546,287)
                                                   ---------------    ---------------     --------------    ----------------

          Net loss                              $      (5,802,478) $      (2,446,515) $      (2,753,528) $      (24,592,577)
                                                   ===============    ===============     ==============    ================

Imputed convertible preferred stock
    dividend                                                   --                 --          1,628,251           5,331,555
Dividend paid upon repurchase of Series B                 233,757                 --                 --             233,757
Preferred stock dividend issued in
    preferred shares                                      811,514            314,366                 --           1,283,063
                                                   ---------------    ---------------     --------------    ----------------

Net loss applicable to common shares            $      (6,847,749)        (2,760,881)        (4,381,779)        (31,440,952)
                                                   ===============    ===============     ==============    ================

Per share - basic and diluted
    Net loss applicable to common shares        $           (1.21)             (0.59)             (1.13)
                                                   ===============    ===============     ==============

Weighted average shares of common
    stock outstanding                                    5,656,741          4,692,912          3,883,412
                                                   ===============    ===============     ==============

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                                                                       Series A                     Series B
                                                                      Convertible                  Convertible
                                                                    Preferred Stock               Preferred Stock
                                                                 ----------------------       ------------------------
                                                                    Shares     Amount           Shares      Amount
                                                                 ---------  -----------       ---------   ------------
     Common stock subscribed at $.001 per share
        July-November 1993                                            --    $        --             --    $        --
     Issued common stock at $.001 per share,
        June 1994                                                     --             --             --             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                        --             --             --             --
     Payments of common stock subscriptions                           --             --             --             --
     Issuance of warrants, September 1995                             --             --             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --             --             --             --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --             --             --             --
     Repurchase of common stock                                       --             --             --             --
     Compensation related to grant of stock
        options                                                       --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1995                                          --             --             --             --
     Issuance of warrants, April 1996                                 --             --             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Net loss                                                         --             --             --             --
                                                                            -----------    -----------    -----------
Balance at December 31, 1996                                          --             --             --             --
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                         1,237,200          1,237             --             --
     Channel merger                                                   --             --             --             --
     Conversion of preferred to common stock                     (22,477)           (22)            --             --
     Issuance of convertible preferred stock
        warrants                                                      --             --             --             --
     Issuance of warrants                                             --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1997                                   1,214,723          1,215             --             --
     Conversion of preferred to common stock                    (584,265)          (585)            --             --
     Cashless exercise of preferred warrants                       2,010              2             --             --
     Exercise of options                                              --             --             --             --
     Exercise of warrants                                             --             --             --             --
     Expense related to grant of stock options                        --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1998                                     632,468            632             --             --
     Conversion of preferred to common stock                     (95,599)           (95)            --             --
     Preferred stock dividend                                     73,219             73             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1999                                     610,088            610             --             --
     Conversion of preferred to common stock                    (309,959)          (310)            --             --
     Preferred stock dividend                                     59,582             60             --             --
     Cashless exercise of preferred warrants                      (4,299)       (19,811)         9,453              9
     Exercise of options                                              --             --             --             --
     Issuance of common stock to TeraComm shareholders                --             --             --             --
     Expense related to grant of stock warrants                       --             --             --             --
     Issuance of Series B convertible preferred stock                 --             --        344,828            345
     Costs related to issuance of Series B preferred stock            --             --             --             --
     Repurchase of Series B convertible preferred stock               --             --       (137,931)          (138)
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --             --             --             --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --             --       (206,897)          (207)
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 2000                                     359,711    $       360             --    $        --
                                                             ===========    ===========    ===========    ===========

                                                                      Convertible
                                                                       Preferred
                                                                     Stock Warrants                Common Stock
                                                               --------------------------    -------------------------
                                                                  Number        Amount         Shares        Amount
                                                               -----------    -----------    -----------   -----------
     Common stock subscribed at $.001 per share
        July-November 1993                                             --    $        --             --    $        --
     Issued common stock at $.001 per share,
        June 1994                                                      --             --             84             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                         --             --            860              1
     Payments of common stock subscriptions                            --             --          5,061              5
     Issuance of warrants, September 1995                              --             --             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                --             --      1,872,750          1,873
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                  --             --        785,234            785
     Repurchase of common stock                                        --             --           (269)            --
     Compensation related to grant of stock
        options                                                        --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1995                                           --             --      2,663,720          2,664
     Issuance of warrants, April 1996                                  --             --             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                           --             --        250,000            250
     Amortization of deferred compensation                             --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1996                                           --             --      2,913,720          2,914
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                 --             --             --             --
     Channel merger                                                    --             --        103,200            103
     Conversion of preferred to common stock                           --             --         47,651             48
     Issuance of convertible preferred stock
        warrants                                                  123,720        570,143             --             --
     Issuance of warrants                                              --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1997                                      123,720        570,143      3,064,571          3,065
     Conversion of preferred to common stock                           --             --      1,367,817          1,367
     Cashless exercise of preferred warrants                       (6,525)       (30,069)            --             --
     Exercise of options                                               --             --         70,000             70
     Exercise of warrants                                              --             --          1,000              1
     Expense related to grant of stock options                         --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1998                                      117,195        540,074      4,503,388          4,503
     Conversion of preferred to common stock                           --             --        312,602            313
     Preferred stock dividend                                          --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1999                                      117,195        540,074      4,815,990          4,816
     Conversion of preferred to common stock                           --             --      1,011,038          1,011
     Preferred stock dividend                                          --             --             --             --
     Cashless exercise of preferred warrants                           --             --         19,802             --
     Exercise of options                                               --             --         85,654             86
     Issuance of common stock to TeraComm shareholders                 --             --        200,000            200
     Expense related to grant of stock warrants                        --             --             --             --
     Issuance of Series B convertible preferred stock                  --             --             --             --
     Costs related to issuance of Series B preferred stock             --             --             --             --
     Repurchase of Series B convertible preferred stock                --             --             --             --
     Dividend upon repurchase of Series B convertible
        preferred stock                                                --             --             --             --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                                --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 2000                                      112,896    $   520,263      6,122,135    $     6,122
                                                              ===========    ===========    ===========    ===========


                                                                                                          Deficit
                                                                                                         accumulated
                                                                    Common Stock          Additional       during          Deferred
                                                                     Subscribed             paid-in      development        compen-
                                                                Number        Amount        capital         stage           sation
                                                               --------    -----------     ----------    ------------     ---------
     Common stock subscribed at $.001 per share
        July-November 1993                                         5,231   $         5          6,272             --             --
     Issued common stock at $.001 per share,
        June 1994                                                     --            --            101             --             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                        12            --         52,374             --             --
     Payments of common stock subscriptions                       (5,061)           (5)            --             --             --
     Issuance of warrants, September 1995                             --            --        300,000             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --            --      6,034,827             --             --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --            --      2,441,519             --             --
     Repurchase of common stock                                       --            --             --             --             --
     Compensation related to grant of stock
        options                                                       --            --        208,782             --       (144,000)
     Amortization of deferred compensation                            --            --             --             --         12,000
     Net loss                                                         --            --             --     (4,880,968)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1995                                         182            --      9,043,875     (4,880,968)      (132,000)
     Issuance of warrants, April 1996                                 --            --        139,000             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --            --      1,452,063             --             --
     Amortization of deferred compensation                            --            --             --             --         28,800
     Net loss                                                         --            --             --     (3,557,692)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1996                                         182            --     10,634,938     (8,438,660)      (103,200)
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                --            --     10,611,947             --             --
     Channel merger                                                   --            --        657,797             --             --
     Conversion of preferred to common stock                          --            --            (26)            --             --
     Issuance of convertible preferred stock
        warrants                                                      --            --       (570,143)            --             --
     Issuance of warrants                                             --            --        159,202             --             --
     Amortization of deferred compensation                            --            --             --             --         28,800
     Imputed convertible preferred stock dividend                     --            --     (3,703,304)            --             --
     Imputed convertible preferred stock dividend                     --            --      3,703,304             --             --
     Net loss                                                         --            --             --     (5,151,396)            --
                                                             -----------   -----------    -----------    -----------    -----------

Balance at December 31, 1997                                         182            --     21,493,715    (13,590,056)       (74,400)
     Conversion of preferred to common stock                          --            --           (782)            --             --
     Cashless exercise of preferred warrants                          --            --         30,067             --             --
     Exercise of options                                              --            --         52,430             --             --
     Exercise of warrants                                             --            --          5,499             --             --
     Expense related to grant of stock options                        --            --         81,952             --             --
     Amortization of deferred compensation                            --            --             --             --         74,400
     Imputed convertible preferred stock dividend                     --            --     (1,628,251)            --             --
     Imputed convertible preferred stock dividend                     --            --      1,628,251             --             --
     Net loss                                                         --            --             --     (2,753,528)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1998                                         182            --     21,662,881    (16,343,584)            --
     Conversion of preferred to common stock                          --            --           (218)            --             --
     Preferred stock dividend                                         --            --           (391)            --             --
     Net loss                                                         --            --             --     (2,446,515)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1999                                         182            --     21,662,272    (18,790,099)            --
     Conversion of preferred to common stock                          --            --           (701)            --             --
     Preferred stock dividend                                         --            --            (60)            --             --
     Cashless exercise of preferred warrants                          --            --             --             --
     Exercise of options                                              --            --        344,512             --             --
     Issuance of common stock to TeraComm shareholders                --            --      1,799,800             --             --
     Expense related to grant of stock warrants                       --            --      1,020,128             --             --
     Issuance of Series B convertible preferred stock                 --            --        975,943             --             --
     Costs related to issuance of Series B preferred stock            --            --       (147,800)            --             --
     Repurchase of Series B convertible preferred stock               --            --       (399,862)            --             --
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --            --        121,949       (233,757)            --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --            --       (599,793)            --             --
     Net loss                                                         --            --             --     (5,802,478)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2000                                         182            --     24,796,190    (24,826,334)            --
                                                             ===========   ===========    ===========    ===========    ===========

                                                               Common                            Total
                                                                stock                            stock-
                                                              subscrip-                         holders'
                                                                tions           Treasury         equity
                                                               receivable         stock         (deficit)
                                                             --------------   ------------   --------------
     Common stock subscribed at $.001 per share
        July-November 1993                                        (6,277)            --             --
     Issued common stock at $.001 per share,
        June 1994                                                     --             --            101
     Issued and subscribed common stock at $.05
        per share, August 1994                                      (750)            --         51,625
     Payments of common stock subscriptions                        6,809             --          6,809
     Issuance of warrants, September 1995                             --             --        300,000
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --             --      6,036,700
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --             --      2,442,304
     Repurchase of common stock                                       --           (324)          (324)
     Compensation related to grant of stock
        options                                                       --             --         64,782
     Amortization of deferred compensation                            --             --         12,000
     Net loss                                                         --             --     (4,880,968)
                                                             -----------    -----------    -----------
Balance at December 31, 1995                                        (218)          (324)     4,033,029
     Issuance of warrants, April 1996                                 --             --        139,000
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --             --      1,452,313
     Amortization of deferred compensation                            --             --         28,800
     Net loss                                                         --             --     (3,557,692)
                                                             -----------    -----------    -----------
Balance at December 31, 1996                                        (218)          (324)     2,095,450
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                --             --     10,613,184
     Channel merger                                                   --             --        657,900
     Conversion of preferred to common stock                          --             --             --
     Issuance of convertible preferred stock
        warrants                                                      --             --             --
     Issuance of warrants                                             --             --        159,202
     Amortization of deferred compensation                            --             --         28,800
     Imputed convertible preferred stock dividend                     --             --     (3,703,304)
     Imputed convertible preferred stock dividend                     --             --      3,703,304
     Net loss                                                         --             --     (5,151,396)
                                                             -----------    -----------    -----------
Balance at December 31, 1997                                        (218)          (324)     8,403,140
     Conversion of preferred to common stock                          --             --             --
     Cashless exercise of preferred warrants                          --             --             --
     Exercise of options                                              --             --         52,500
     Exercise of warrants                                             --             --          5,500
     Expense related to grant of stock options                        --             --         81,952
     Amortization of deferred compensation                            --             --         74,400
     Imputed convertible preferred stock dividend                     --             --     (1,628,251)
     Imputed convertible preferred stock dividend                     --             --      1,628,251
     Net loss                                                         --             --     (2,753,528)
                                                             -----------    -----------    -----------
Balance at December 31, 1998                                        (218)          (324)     5,863,964
     Conversion of preferred to common stock                          --             --             --
     Preferred stock dividend                                         --             --           (318)
     Net loss                                                         --             --     (2,446,515)
                                                             -----------    -----------    -----------
Balance at December 31, 1999                                        (218)          (324)     3,417,131
     Conversion of preferred to common stock                          --             --             --
     Preferred stock dividend                                         --             --             --
     Exercise of options                                              --             --        344,598
     Issuance of common stock to TeraComm shareholders                --             --      1,800,000
     Expense related to grant of stock warrants                       --             --      1,020,128
     Issuance of Series B convertible preferred stock                 --             --        976,288
     Costs related to issuance of Series B preferred stock            --             --       (147,800)
     Repurchase of Series B convertible preferred stock               --             --       (400,000)
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --             --       (111,808)
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --             --       (600,000)
     Net loss                                                         --             --     (5,802,478)
                                                             -----------    -----------    -----------
Balance at December 31, 2000                                        (218)          (324)       496,059
                                                             ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                         Cumulative
                                                                                                         period from
                                                                                                        July 13, 1993
                                                                                                       (inception) to
                                                                   Year ended December 31,              December 31,
                                                          ------------------------------------------
                                                              2000           1999           1998            2000
                                                          ------------   ------------   ------------   -------------
Cash flows from operating activities:
   Net loss                                                $(5,802,478)    (2,446,515)    (2,753,528)   (24,592,577)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
       Acquired in-process research and development          1,800,000             --             --      1,800,000
       Expense relating to issuance of warrants                     --             --             --        298,202
       Expense relating to the issuance of options                  --             --         81,952         81,952
       Expense related to Channel merger                            --             --             --        657,900
       Change in equity of affiliate                            79,274             --             --         79,274
       Compensation expense relating to
         stock options and warrants                          1,020,128             --         74,400      1,228,910
       Discount on notes payable - bridge financing                 --             --             --        300,000
       Depreciation                                             76,095        113,771        166,553        506,505
       Loss on disposal of furniture and equipment                  --         73,387             --         73,387
       Changes in assets and liabilities:
         (Increase) decrease in accounts receivable            144,326         43,692       (381,015)      (192,997)
         (Increase) decrease in prepaid expenses                (5,185)        24,694        (40,858)       (22,599)
         Increase in deferred revenue                        1,294,615             --             --      1,294,615
         Increase (decrease) in accrued expenses               243,079       (114,242)       264,435        785,838
         Increase (decrease) in accrued interest                    --             --             --        172,305
         (Increase) decrease in other assets                    (2,901)            --             --         (2,901)
                                                           -----------    -----------    -----------    -----------
           Net cash used in operating activities            (1,153,047)    (2,305,213)    (2,588,061)   (17,532,186)
                                                           -----------    -----------    -----------    -----------
Cash flows from investing activities:
   Purchase of furniture and equipment                        (171,351)       (62,917)      (177,765)      (813,081)
   Investment in affiliate                                    (146,618)            --             --       (146,618)
   Proceeds from sale of furniture and equipment                    --          6,100             --          6,100
                                                           -----------    -----------    -----------    -----------

           Net cash used in investing activities              (317,969)       (56,817)      (177,765)      (953,599)
                                                           -----------    -----------    -----------    -----------
Cash flows from financing activities:
   Proceeds from exercise of warrants                               --             --          5,500          5,500
   Proceeds from exercise of stock options                     344,598             --         52,500        397,098
   Proceeds from issuance of demand notes payable                   --             --             --      2,395,000
   Repayment of demand notes payable                                --             --             --       (125,000)
   Proceeds from the issuance of notes payable -
     bridge financing                                               --             --             --      1,200,000
   Proceeds from issuance of warrants                               --             --             --        300,000
   Repayment of notes payable - bridge financing                    --             --             --     (1,500,000)
   Repurchase of common stock                                       --             --             --           (324)
   Preferred stock dividend paid                                    --           (318)            --           (318)
   Proceeds from the issuance of common stock                       --             --             --      7,547,548
   Proceeds from issuance of convertible preferred stock       828,488             --             --     11,441,672
   Repurchase of convertible preferred stock                  (511,808)            --             --       (511,808)
                                                           -----------    -----------    -----------    -----------

           Net cash provided by financing activities           661,278           (318)        58,000     21,149,368
                                                           -----------    -----------    -----------    -----------

           Net decrease in cash and cash equivalents          (809,738)    (2,362,348)    (2,707,826)     2,663,583

Cash and cash equivalents at beginning of period             3,473,321      5,835,669      8,543,495             --
                                                           -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period                 $ 2,663,583      3,473,321      5,835,669      2,663,583
                                                           ===========    ===========    ===========    ===========
Supplemental disclosure of noncash financing activities:
   Issuance of common stock in exchange for
     common stock subscriptions                            $        --             --             --          7,027
   Conversion of demand notes payable and the related
     accrued interest to common stock                               --             --             --      2,442,304
   Cashless exercise of preferred warrants                      19,811             --         30,069         49,880
   Conversion of preferred to common stock                       1,011            313          1,367          2,426
   Preferred stock dividend issued in shares                   811,514        314,366             --      1,125,880
                                                           ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


(1)  Organization, Liquidity and Basis of Presentation

     Organization

     Atlantic Technology Ventures, Inc. (the Company) was incorporated on May 18, 1993, began operations on July 13, 1993, and is the majority owner of two operating companies - Gemini Technologies, Inc. (Gemini), and Optex Ophthalmologics, Inc. (Optex), and has one wholly-owned subsidiary - Channel Therapeutics, Inc. (Channel) (collectively, the Operating Companies).

     Gemini (an 84.7%-owned subsidiary) was incorporated on May 18, 1993 to exploit a new proprietary technology which combines 2'-5' oligoadenylate (2-5A), with standard antisense compounds to alter the production of disease-causing proteins. Optex (an 81.2%-owned subsidiary) was incorporated on October 19, 1993 to develop its principal product, a novel cataract removal device. On March 2, 2001, the Company concluded the sale of substantially all of its Optex assets to Bausch & Lomb, Inc. (see note 12.) Channel was incorporated on May 18, 1993 to develop pharmaceutical products in the fields of cardiovascular disease, pain and inflammatory disorders. Prior to 1997, Channel was an 88%-owned subsidiary. The Company purchased the remaining 12% of Channel in 1997 for $657,900 through the issuance of common stock (see note 7). Channel ceased operations during 1999. The Company also holds a 14.4% ownership in a fiber optic switching company, TeraComm Research, Inc. (see note 4).

     The Company and each of its operating companies are in the development stage, devoting substantially all efforts to obtaining financing and performing research and development activities.

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

     Liquidity

     The accompanying consolidated financial statements have been prepared assuming that the Company will operate as a going concern. The Company anticipates that their current liquid resources, together with the $2.4 million in net proceeds received in March 2001 from an agreement between the Company and Bausch & Lomb (see note 12) less $617,067 paid to certain investors in conjunction with the repurchase of Series B convertible preferred stock (see note 7) will be sufficient to finance their currently anticipated needs for operating and capital expenditures for at least the next 12 months. In addition, the Company will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financing. However, the Company can give no assurance that they will be able to obtain additional capital through these sources or upon terms acceptable to them.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Basis of Presentation

     The consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.


 (2) Summary of Significant Accounting Policies

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated principally using straight-line methods over their useful lives, generally five years, except for leasehold improvements which are depreciated over the lesser of five years or the term of the lease.

     Minority Interest

     The Company has recorded 100% of the losses of the Operating Companies in its consolidated statements of operations as the minority shareholders are not required to and have not funded their pro rata share of losses. Minority interest losses recorded by the Company since inception total $454,075 as of December 31, 2000 and will only be recovered if and when the Operating Companies generate income to the extent of those losses recorded by the Company.

     Research and Development

     All research and development costs are expensed as incurred and include costs of consultants who conduct research and development on behalf of the Company and the Operating Companies. Costs related to the acquisition of technology rights and patents for which development work is still in process, are expensed as incurred and considered a component of research and development costs.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Revenue Recognition

     Revenue under research contracts is recorded as earned under the contracts, generally as services are provided. Revenues from the achievement of research and development milestones will be recognized when and if the milestones are achieved and are presented as license revenue. Continuation of certain contracts and grants are dependent upon the Company achieving specific contractual milestones; however, none of the payments received to date are refundable regardless of the outcome of the project. Grant revenue is recognized in accordance with the terms of the grant and as services are performed, and generally equals the related research and development expense.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Comprehensive Income

     In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company applies the rules for the reporting and display of comprehensive income and its components. The net loss is equal to the comprehensive loss for all periods presented.

     Computation of Net Loss per Common Share

     Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, as common equivalent shares from stock options, stock warrants, stock subscriptions, and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Stock-Based Compensation

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25," issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     Options of stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and recognized as expense over the related vesting period.

     Financial Instruments and Derivatives

     At December 31, 2000 and 1999, the fair values of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue approximate carrying values due to the short-term nature of these instruments.

     In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued and, as amended, is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 standardizes the accounting for derivative instruments including certain derivative instruments embedded in other contracts and requires derivative instruments to be recognized as assets and liabilities and recorded at fair value. The Company currently is not party to any derivative instruments. Any future transactions involving derivative instruments will be evaluated based on SFAS No. 133.

 (3) Property and Equipment

     Property and equipment consists of the following at December 31,:

                                                    2000        1999
                                                  ---------   ---------
               Furniture and equipment         $   440,493     269,142
               Leasehold improvements               83,861      83,861
                                                  ---------   ---------
                                                   524,354     353,003
               Less accumulated depreciation      (297,266)   (221,171)
                                                  ---------   ---------
                   Net property and equipment  $   227,088     131,832
                                                  =========   =========


(4)  Investment in Affiliate

     On May 12, 2000, the Company acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. (TeraComm), a privately-held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of the Company's common stock, and a warrant to purchase a further 200,000 shares of the Company's common stock. The warrants have a term of 3 years and are exercisable at $8.975 per share of common stock, but only if the market price of the Company's common stock is $30 or more. Of the $5,000,000 cash portion of the purchase price, the Company paid $1,000,000 in 2000. The Company is accounting for its investments in TeraComm in accordance with the equity method of accounting for investments since the Company has the ability to exert significant influence over TeraComm, primarily through its representation on the TeraComm Board of Directors.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     On July 18, 2000, the Company and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone or December 30, 2000, whichever occurred earlier, the Company was required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at the three-month intervals. If the Company failed to make any of these payments, TeraComm's only recourse would be reducing proportionately the Company's ownership interest. When the Company failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, the Company was deemed to have surrendered to TeraComm a proportion of the Company's TeraComm shares equal to the proportion of the dollar value of the purchase price for the Company's TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% the Company's actual ownership interest in TeraComm. However, the Company continues to hold a seat on the Board of Directors of TeraComm and continues to have the ability to exert significant influence through its involvement with TeraCom management.

     Upon acquiring an interest in TeraComm, the Company allocated a portion of the purchase price based on the fair value of the indentifiable tangible assets acquired and liabilities assumed. At the time of acquisition, such assets and liabilities were minimal. TeraComm had no other intangible assets beyond the technology then under development -- a high-speed fiber-optic switch. This technology at the date of acquisition, was not commercially viable, did not then have any identifiable revenue stream and did not have any alternate future use. This high-speed fiber-optic switch is TeraComm's only subscribable technology. TeraComm is a very early-stage development company with only identifiable revenue sources, therefore the excess of the purchase price over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed is not considered to respresent "goodwill". The Company's acquisition of the interest in TeraComm was based solely on the value of the future commercialized products and therefore the excess of the purchase price as described above was attributed to the research and development activities of TeraComm.

     As such, of the $1,000,000 cash and common stock and common stock warrants valued at $1,800,000 currently invested in TeraComm, the Company has expensed approximately $2,650,000 as acquired in-process research and development, as TeraComm's product development activity is in the very early stages. The Company's share of losses of TeraComm amounted to $79,274 in 2000.

 (5) Demand Notes Payable to Related Parties

     Demand notes payable at December 31, 1994 consisted of advances from one of the founders of the Company, who served as a director and was, at that time, the controlling shareholder of the Company (Controlling Shareholder), totaling $485,000, advances from a partnership including certain family members of the Controlling Shareholder (the Partnership) totaling $400,000, and advances under a line of credit agreement with the Controlling Shareholder totaling $500,000. All unpaid principal and accrued interest through June 30, 1995, including a note payable of $1,010,000 issued in 1995, was converted into 785,234 shares of common stock of the Company upon the consummation of the initial public offering (IPO).

     Demand notes payable at December 31, 1995 totaling $125,000 consisted of a loan provided to the Company by the Partnership in July 1995. This loan had an interest rate of 10% annually. Terms of the loan required the Company to repay the principal amount of such loan, together with the interest accrued thereon, with a portion of the proceeds received by the Company in the IPO. This loan and the related accrued interest was fully repaid in January 1996.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

 (6) Notes Payable - Bridge Financing

     On September 12, 1995, the Company closed the sale of thirty units with each unit consisting of an unsecured 10% promissory note of the Company in the principal amount of $50,000 and 50,000 warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of $1.50 per share. The total proceeds received of $1,500,000 were allocated to the notes payable and warrants based on the estimated fair value as determined by the Board of Directors of the Company of $1,200,000 and $300,000, respectively. The warrants were reflected as additional paid-in capital.

     Proceeds from the IPO were used to pay these notes payable, with $75,000 remaining unpaid at December 31, 1995. This remaining obligation was paid in January 1996.

 (7) Stockholders' Equity

     Common Stock

     In 1993, the Company received common stock subscriptions for 5,231 shares of common stock from various individuals, including the Controlling Shareholder and the Partnership, in exchange for common stock subscriptions receivable of $6,277. In December 1994, the Company issued 2,606 shares of common stock upon receipt of payment of $3,127 representing a portion of these common stock subscriptions receivable.

     In June 1994, the Company received common stock subscriptions for 84 shares of common stock from various individuals including directors and employees. Payment of the related common stock subscriptions receivable in the amount of $101 was received in December 1994 which resulted in the issuance of 84 shares of common stock.

     In August 1994, the Company received common stock subscriptions for 872 shares of common stock from certain investors. Payment of the related common stock subscriptions receivable in the amount of $33,000 and $18,625 was received in August 1994 and December 1994, respectively, which resulted in the issuance of 860 shares of common stock.

     In March 1995, June 1995, and August 1995, the Company repurchased 62, 20, and 187 shares of common stock, respectively, for an aggregate total of $324.

     In March 1995, May 1995, and June 1995, the Company issued 2,170, 125, and 160 shares of common stock, respectively, upon receipt of payment of $3,682 representing subscriptions receivable.

     In December 1995, the Company issued 1,872,750 shares of common stock through a public offering, resulting in net proceeds, after deducting applicable expenses, of $6,036,700. Concurrent with this

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     offering, 785,234 shares of common stock were issued upon the conversion of certain demand notes payable and accrued interest totaling $2,442,304 (see note 5).

     In August 1996, the Company sold in a private placement 250,000 shares of common stock to certain investors resulting in net proceeds of $1,452,313. In connection with this private placement, the Company paid Paramount Capital, Inc. (Paramount) a finders fee of $76,438 and issued an employee of Paramount a warrant to purchase 12,500 shares of the Company's common stock at $6.73 per share, which expires August 16, 2001. Paramount is owned by the Controlling Shareholder.

     Pursuant to an Agreement and Plan of Reorganization by and among the Company, Channel, and New Channel, Inc., a Delaware corporation, dated February 20, 1997, all of the stockholders of Channel (except for the Company) agreed to receive an aggregate of 103,200 shares of common stock of the Company in exchange for their shares of common stock, par values $0.001 per share, of Channel. On February 20, 1997, Channel became a wholly-owned subsidiary of the Company. Subsequent to this transaction, Channel issued a dividend to the Company consisting of all of Channel's rights to the CT-3 technology, which is in the field of pain and inflammation. On May 16, 1997, the Company issued 103,200 shares of common stock of the Company to stockholders of Channel. In connection with the issuance of these shares, the Company recognized an expense in the amount of $657,900. This expense was recorded as research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

     In May 2000, the Company issued 200,000 shares of common stock to shareholders of TeraComm (see note 4).

     Convertible Preferred Stock

     Series A Preferred

     In May and August, 1997, the Company sold in a private placement 1,237,200 shares of Series A convertible preferred stock (Series A Preferred) to certain investors resulting in net proceeds of $10,613,184.

     Prior to August 7, 1998 (the Reset Date), each share of Series A Preferred was convertible into 2.12 shares of common stock initially at a conversion price of $4.72 per share of common stock. Pursuant to the Certificate of Designations for the Series A Preferred, the conversion price was adjusted on the Reset Date such that now each share is convertible into 3.27 shares of common stock at a conversion price of $3.06. This conversion price is subject to adjustment upon the occurrence of certain events, including the issuance of common stock at a per share price less than the conversion price, or the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of common stock shares outstanding.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Holders of Series A Preferred will be entitled to receive dividends, as, when, and if declared by the Board of Directors. Commencing on the Reset Date, the holders of the Series A Preferred are entitled to payment-in-kind dividends, payable semi-annually in arrears, on their respective shares of Series A Preferred at the annual rate of 0.13 shares of Series A Preferred for each outstanding share of Series A Preferred. The Company did not make the February 7, 1999 dividend payment. On August 9, 1999, the Company issued a payment-in-kind dividend of 0.13325 of a share of Series A Preferred for each share of Series A Preferred held as of the record date of August 2, 1999, amounting to an aggregate of 73,219 shares. This dividend included the dividend payment of 0.065 of a share of Series A Preferred for each share of Series A Preferred held which had not been made on February 7, 1999, and the portion of the dividend payment due August 9, 1999, was increased from 0.065 of a share to 0.06825 of a share to reflect non-payment of the February 7, 1999 dividend. On February 15, 2000, and August 7, 2000, the Company issued the respective payment-in-kind dividends, totaling 59,582 shares of Series A Preferred, based on the holders as of the record dates of February 2, 2000, and August 7, 2000, respectively. The estimated fair value of the respective dividends are included in the Company's calculation of the 2000 and 1999 net loss per common share.

     The holders of shares of Series A Preferred have the right at all meetings of stockholders of the Company to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series A Preferred at the record or vote date for determination of the stockholders entitled to vote on such matters.

     In connection with the issuance of the Series A Preferred, the Company recognized $1,628,251 and $3,703,304 in 1998 and 1997, respectively, as an imputed preferred stock dividend in the calculation of net loss per common share to record the difference between the conversion price of the preferred stock and the market price of the common stock on the effective date of the private placement.

     Upon liquidation, the holders of shares of Series A Preferred then outstanding will first be entitled to receive, pro rata, and in preference to the holders of common stock, Series B Preferred and any capital stock of the Company, an amount per share equal to $13.00 plus any accrued but unpaid dividends, if any.

     The Certificate of Designations of Series A Preferred provides that the Company may not issue securities that have superior rights to Series A Preferred without the consent of the holders of Series A Preferred. Accordingly, so long as these convertible securities remain unexercised and shares of Series A Preferred remain uncovered, the terms under which the Company could obtain additional funding, if at all, may be adversely affected.

     Redeemable Series B Preferred

     On September 28, 2000, pursuant to a Convertible Preferred Stock and Warrants Purchase Agreement (the Purchase Agreement) the Company issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the Investors) for a purchase price of $2,000,000, 689,656 shares of the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Company's Series B convertible preferred stock (Series B Preferred) and warrants to purchase 134,000 shares of the Company's common stock. Half of the shares of the Series B Preferred (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

     On December 4, 2000, the Company and the Investors entered into a stock repurchase agreement (the Stock Repurchase Agreement) pursuant to which the Company repurchased from the Investors for $500,000, 137,930 shares of Series B Preferred, which represents 125% of the purchase price paid by the Investors for those shares and for warrants to purchase 26,800 shares of the Company's common stock with an estimated value of $28,719, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B Preferred held in escrow. The Company also allowed the Investors to keep all of the warrants issued under the Purchase Agreement and released from escrow to the Investors warrants to purchase 67,000 shares of the Company's common stock with an estimated value of $71,799, and issued to the Investors warrants to purchase a further 20,000 shares of the Company's common stock at the same exercise price with an estimated value of $21,432. In addition, the Company was required to pay the legal expenses of the Investors, totaling $11,807. The carrying amount of the 137,930 shares repurchased is equal to $400,000; therefore, the amount paid in excess of the carrying amount plus the value of the warrants given to the Investors, totaling $233,757, was recorded as a dividend upon repurchase of Series B Preferred shares and deducted from net loss to arrive at net loss applicable to common shares.

     The warrants are exercisable at the fixed exercise price or 110% of the market price 180 days after the date of issuance, whichever is lower. Pursuant to a second amendment to the Purchase Agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the market price of the Company's common stock at the time of the renegotiations. Each warrant may be exercised any time during the 5 years from the date of granting. The warrants may not be exercised if doing so would result in the Company's issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

     Pursuant to the Company's renegotiations with the Investors, the Company is required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B Preferred for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the Redemption Price). The Company may at any time redeem all outstanding shares of Series B Preferred at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B Preferred is considered redeemable and the remaining outstanding shares at December 31, 2000 are classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, the Company had 206,898 shares outstanding at a carrying amount of $2.90 per share.

     Holders of shares of the Company's outstanding Series B Preferred could convert each share into shares of common stock without paying the Company any cash. The conversion price per share of the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Series B Preferred was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B Preferred on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion, but the conversion price will be reduced by an additional 5% if the common stock is not listed on either the Nasdaq SmallCap Market or Nasdaq National Market as of that date, and in no event will the conversion price be lower than the floor price ($0.50 for the conversion of a share of Series B Preferred effected on or before March 28, 2002). The conversion price may be adjusted in favor of holders of shares of Series B Preferred upon certain triggering events. The conversion rate is determined by dividing the original price of the Series B Preferred by the conversion price in effect at the time of conversion; but before any adjustment is required upon the occurrence of any such triggering events, the conversion price will be equal to the original price of the Series B Preferred. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B Preferred and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at approximately $620,000, will be recorded as an imputed preferred stock dividend within equity and will be included in the calculation of net earnings/(loss) per common share in the first quarter of 2001.

     On January 19, 2001, 41,380 shares of Series B Preferred were converted by the Investors into 236,422 shares of the Company's common stock. On March 9, 2001, the Company and the Investors entered into Stock Repurchase Agreement No. 2, pursuant to which the Company repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of the Company's Series B Preferred held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, which equals $137,067, will be recorded as a dividend upon repurchase of Series B Preferred shares and deducted from net loss to arrive at net loss applicable to common shares.

 (8) Stock Options

     In August 1995, in connection with a severance agreement entered into between the Company and a former CEO, the Company granted options (not pursuant to the 1995 Stock Option Plan) to purchase 23,557 shares of common stock at an exercise price of $1.00 per share with immediate vesting. Total compensation expense recorded at the date of grant with regards to those options was $64,782 with the offset recorded as additional paid-in capital.

     Stock Option Plan

     In July 1995, the Company established the 1995 Stock Option Plan (the
     Plan), which provided for the granting of up to 650,000 options to officers, directors, employees and consultants for the purchase of stock. In July 1996, the Plan was amended to increase the total number of shares authorized for issuance by 300,000 shares to a total of 950,000 shares and beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. At December 31, 2000 and 1999, 1,102,977 and 1,054,817

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company's Board of Directors (generally 4 years).

     The Company applies APB Opinion No. 25 in accounting for its Plan. Accordingly, compensation cost has been recognized for stock options granted to employees and directors only to the extent that the quoted market price of the Company's stock at the date of grant exceeded the exercise price of the option.

     During 1995, the Company granted options to purchase 246,598 shares of the Company's common stock at exercise prices below the quoted market prices of its common stock. Deferred compensation expense in the amount of $144,000 was recorded at the date of grant with the offset recorded as an increase to additional paid-in capital. Compensation expense in the amount of $74,400, $28,800, $28,800 and 12,000 was recognized in 1998, 1997, 1996, and 1995, respectively.

     In November 1997, the Company granted options to purchase 24,000 shares of the Company's common stock at $9.50 per share to Investor Relations Group (Investor). These options expire November 10, 2002. The Company recognized expense of $81,952, which is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 1998. The expense represents the estimated fair market value of the options, in accordance with SFAS No. 123.

     During 2000, the Company granted employees and directors an aggregate of 407,000 plan options and 175,000 options outside of the Plan. All stock options granted during 2000, 1999 and 1998 were granted at the quoted market price on the date of grant. On February 20, 2001, the Company agreed to issue an aggregate of 550,000 stock options to certain executive officers and employees at the quoted market price on the date of grant.

     Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123, the Company's net loss applicable to common shares and net loss per common share (basic and diluted) for Plan options would have been increased to the pro forma amounts indicated below:


                                                2000             1999            1998
                                            -----------       ----------       ----------
Net loss applicable to common shares:
   As reported                             $   6,847,749        2,760,881      4,381,779
   Pro forma                                   8,190,926        3,623,177      5,038,676
Net loss per common share - basic
   and diluted:
   As reported                                      1.21             0.59           1.13
   Pro forma                                        1.45             0.77           1.30

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 2000, 1999, and 1998: dividend yield of 0%; expected volatility of 170% for 2000, 94% for 1999 and 95% for 1998; risk-free interest rate of 6.5% for 2000 and 1999 and 5.0% for 1998; and expected lives of eight years for each year presented.

     A summary of the status of the Company's stock options as of December 31, 2000, 1999 and 1998 and changes during the years then ended is presented below:


                                 Weighted              Weighted             Weighted
                                 average                average              average
                       2000      exercise    1999      exercise   1998      exercise
                       shares     price     shares      price     shares      price
                      ---------  --------   --------   -------   --------   --------
At the beginning
   of the year         396,200   $  3.25    837,798   $  5.06    715,598    $  5.16
     Granted           582,000      4.10    221,000      1.39    192,200       3.19
     Exercised         (14,000)     2.56         --        --    (70,000)      0.75
     Cancelled        (160,000)     3.97    (662,598)    4.93         --         --
                      ---------  --------   --------   -------   --------   --------
At the end of
   the year            804,200   $  3.73    396,200    $  3.25    837,798   $  5.06
                                 ========              =======              ========
Options exercisable
   at year-end         354,478              211,869               574,660
                      =========             ========              ========
Weighted-average
   fair value of
   options granted
   during the year    $   4.05             $   1.20               $  2.84
                      ========             ========               ========

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The following table summarizes the information about Plan stock options outstanding at December 31, 2000:


                                      Remaining      Number of
           Exercise      Number       contractual     options
            price       outstanding      life        exercisable
           ---------    ----------    -----------    ----------

           1.313           50,000     8.61 years        25,000
           1.375           20,000     8.41 years         6,666
           1.500           75,000     8.81 years        75,000
           1.750            6,000     8.73 years         6,000
           2.313            2,000     7.66 years         2,000
           3.188           54,000     9.75 years        50,000
           3.250           40,000     7.61 years        31,112
           3.438           50,000     9.38 years        12,500
           4.188          445,000     9.28 years       111,250
           5.125           23,000     9.27 years         5,750
           6.125           10,000     9.22 years            --
           6.813            1,200     2.19 years         1,200
           7.000            2,000     6.46 years         2,000
           7.500            2,000     5.56 years         2,000
           9.500           24,000     1.86 years        24,000
                        ----------                   ----------
                          804,200                      354,478
                        ==========                   ==========


 (9) Stock Warrants

     In connection with notes payable - bridge financing, the Company issued warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 per share; subject to an upward adjustment upon consummation of the IPO. Simultaneously with the consummation of the IPO, these warrants were converted into redeemable warrants at an exercise price of $5.50 per share on a one-for-one basis (see note 6). These redeemable warrants expired unexercised on December 13, 2000.

     As of December 14, 1996, the redeemable warrants are subject to redemption by the Company at a redemption price of $0.05 per redeemable warrant on 30 days prior written notice, provided that the average closing bid price of the common stock as reported on Nasdaq equals or exceeds $8.25 per share, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of the redemption.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     In December 1995, in connection with the IPO, the Company issued redeemable warrants to purchase 1,872,750 shares of common stock at an exercise price of $5.50 per share. The remainder of these redeemable warrants expired unexercised on December 13, 2000. Commencing December 14, 1996, these redeemable warrants are subject to redemption by the Company at its option, at a redemption price of $.05 per warrant provided that the average closing bid price of the common stock equals or exceeds $8.25 per share for a specified period of time, and the Company has obtained the required approvals from the Underwriters of the Company's IPO. In January 1998, 1,000 warrants were exercised.

     In connection with the IPO, the Company granted to Joseph Stevens & Co., L.P. (the Underwriter) warrants to purchase from the Company 165,000 units, each unit consisting of one share of common stock and one redeemable warrant at an initial exercise price of $6.60 per unit. Such warrants are exercisable during the four-year period commencing December 13, 1996. The redeemable warrants issuable upon exercise of these warrants have an exercise price of $6.05 per share. As long as the warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Thse redeemable warrants expired unexercised on December 13, 2000.

     The Company entered into an agreement with Paramount effective April 15, 1996 pursuant to which Paramount will, on a non-exclusive basis, render financial advisory services to the Company. Two warrants exercisable for shares of the Company's common stock were issued to Paramount in connection with this agreement. These included a warrant to purchase 25,000 shares of the Company's common stock at $10 per share, which warrant expires on April 16, 2001 and a warrant to purchase 25,000 shares of the Company's common stock at $8.05 per share, which warrant expires on June 16, 2001. In connection with the issuance of these warrants, the Company recognized an expense in the amount of $139,000 for the fair value of the warrants. This expense was recorded as general and administrative in the consolidated statement of operations for the year ended December 31, 1996.

     In connection with the Channel merger discussed in note 7, the Company issued a warrant to a director of the Company to purchase 37,500 shares of the Company's common stock at $5.33 per share, which warrant expires on July 14, 2006. The Company recognized expense of $48,562 for the fair value of the warrants which was recorded as a research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

     The Company entered into an agreement with an investor pursuant to which the investor will render investor relations and corporate communication services to the Company. A warrant to purchase 24,000 shares of the Company's common stock at $7.00 per share, which warrant expires on November 22, 2001, was issued in 1996. The Company recognized expense of $110,640 for the fair value of the warrants, which was recorded as a general and administrative expense in the consolidated statements of operations for the year ended December 31, 1997.

     Concurrent with the private placement offering of Series A Preferred in 1997, the Company issued 123,720 warrants to designees of Paramount, the placement agent. These warrants are initially

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     exercisable at a price equal to $11.00 per share and may be exercised at any time during the 10-year period commenced February 17, 1998. The rights, preferences and privileges of the shares of Series A Preferred issuable upon exercise of these warrants are identical to those offered to the participants in the private placement. The warrants contain anti-dilution provisions providing for adjustment of the number of securities underlying the Series A Preferred issuable upon exercise of the warrants and the exercise price of the warrants under certain circumstances. The warrants are not redeemable and will remain outstanding, to the extent not exercised, notwithstanding any mandatory redemption or conversion of the Series A Preferred underlying the warrants. In accordance with SFAS No. 123, the Company determined the fair value of the warrants using the Black-Scholes Model and allocated this value of $570,143, to convertible preferred stock warrants with a corresponding reduction in additional paid-in capital. In April 2000 and June 1998, 4,799 and 6,525 warrants, respectively, were exercised via a cashless method for 6,955 and 2,010 shares of Series A Preferred, respectively.

     On January 4, 2000, the Company entered into a Financial Advisory and Consulting Agreement with the Underwriters. In this agreement, the Company engaged the Underwriters to provide investment-banking services for one year commencing January 4, 2000. As partial compensation for the services to be rendered by the Underwriters, the Company issued the Underwriters three warrants to purchase an aggregate of 450,000 shares of its common stock. The exercise price ranges between $2.50 and $4.50 and the exercise period of each warrant is at various times through 2007. In addition, each warrant may only be exercised when the market price per share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with the issuance of the warrants, the Company and the Underwriters entered into a letter agreement granting registration rights in respect of the shares of common stock issuable upon exercise of the warrants. In accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and other relative accounting literature, the Company recorded the estimated fair value of the warrants of $1,020,128, which represents a general and administrative expense, as compensation expense relating to stock options and warrants over the vesting period through January 4, 2001.

 (10) Related-Party Transactions

     During 1999, the Company entered into consulting agreements with certain members of its Board of Directors. Prior to 1999, the Company had several consulting agreements with directors of the Company. These agreements, all of which have been terminated, required either monthly consulting fees or project-based fees. No additional agreements were entered into during 2000. Consulting expense under these agreements was $8,000, $99,000 and $96,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

(11) Income Taxes

     There was no current or deferred tax expense for the years ended December 31, 2000, 1999 and 1998 because of the Company's operating losses.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The components of deferred tax assets and deferred tax liabilities as of December 31, 2000 and 1999 are as follows:


                                                    2000          1999
                                              ------------    ------------
     Deferred tax assets:
        Tax loss carryforwards                 $  9,239,517       7,003,948
        Research and development credit             743,286         495,555
        Fixed assets                                  2,563           9,651
                                               ------------    ------------
          Gross deferred tax assets               9,985,366       7,509,154
        Less valuation allowance                  9,985,366       7,509,154
                                               ------------    ------------
          Net deferred tax assets                        --              --
     Deferred tax liabilities                            --              --
                                               ------------    ------------
          Net deferred tax asset (liabality)   $         --              --
                                               ============    ============

     The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2000, 1999 and 1998 and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:



                               2000                    1999                   1998
                       --------------------     ----------------------  -------------------
                                      % of                     % of                  % of
                                     pretax                   pretax                pretax
                         Amount     earnings     Amount      earnings    Amount     earnings
                        --------    ---------   ---------    ---------  ---------   -------
Income tax expense
   at statutory rate   $(1,973,000)   (34.0%)  $  (832,000)   (34.0%)  $  (936,000)   (34.0%)
State income taxes,
   net of Federal
   tax benefit            (640,000)   (10.9%)     (147,000)   (6.0%)      (165,000)   (6.0%)
Change in valuation
   reserve               2,476,000    42.1%        527,000    21.5%      1,255,000    45.6%
Credits generated
   in current year        (248,000)   (4.2%)       (74,000)   (3.0%)      (183,000)   (6.6%)
Adjustment to prior
   estimated income
   tax expense                  --      --         529,000    21.6%             --     --%
Other, net                 385,000     7.0%         (3,000)   (0.1%)        29,000     1.0%
                       -----------    ----     -----------    ----     -----------    ----
Income tax benefet     $        --     --%     $        --     --%     $        --     --%
                       ===========    ====     ===========    ====     ===========    ====


     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31, 2000, 1999 and 1998 was an increase of $2,476,000, $527,000 and $1,255,000, respectively. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

     At December 31, 2000, the Company had federal and state net operating loss tax carryforwards of approximately $23,500,000. The net operating loss carryforwards expire in various amounts starting in 2008 and 2001 for federal and state tax purposes, respectively. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


(12) License Agreement

     On May 14, 1998, Optex entered into a Development and License Agreement (the Agreement) with Bausch & Lomb to complete the development of Catarex, a cataract-removal technology owned by Optex. Under the terms of the Agreement, Optex and Bausch & Lomb intend jointly to complete the final design and development of the Catarex System. Bausch & Lomb was granted an exclusive worldwide license to the Catarex technology for human ophthalmic surgery and will assume responsibility for commercializing Catarex globally. The Agreement is cancellable by Bausch & Lomb at any time upon six months written notice.

     The Agreement provides that Bausch & Lomb will pay Optex milestone payments of (a) $2,500,000 upon the signing of the Agreement, (b) $4,000,000 upon the successful completion of certain clinical trials, (c) $2,000,000 upon receipt of regulatory approval to market the Catarex device in the United States (this payment is creditable in full against royalties), and (d) $1,000,000 upon receipt of regulatory approval to market the Catarex device in Japan. Pursuant to the Agreement, Bausch & Lomb shall reimburse Optex for its research and development expenses not to exceed $2,500,000. Bausch & Lomb shall pay Optex a royalty of 7% of net sales and an additional 3% royalty when certain conditions involving liquid polymer lenses are met.

     During 1998, the Company received the first nonrefundable milestone payment of $2,500,000 and recorded this amount as license revenue. In addition, the Company recorded $1,047,511 in 1998 as a reduction of expenses related to the reimbursement of research and development costs associated with the Catarex device.

     On September 16, 1999, the Company and Bausch & Lomb amended the Agreement to provide for an expanded role for Optex in development of the Catarex surgical device. Under the amended Agreement, Optex, in addition to the basic design work provided for in the original agreement, is required to deliver to Bausch & Lomb within a stated period Catarex devices for use in clinical trials, and is required to assist Bausch & Lomb in connection with development of manufacturing processes for scale-up of manufacture of the Catarex device. Additionally, Bausch & Lomb will reimburse Optex for all costs, including labor, professional services and materials, incurred by Optex in delivering those Catarex devices and performing manufacturing services, and will pay Optex a fixed profit component of 25% based upon certain of those costs.

     During 2000 and 1999, Optex recorded revenue pursuant to the amended Agreement of $5,169,288 and $1,082,510, respectively. The revenue recorded in 2000 and 1999 pursuant to the amended Agreement is inclusive of the fixed profit component of 25% presented on a gross basis with the related costs incurred presented separately as cost of development revenue on the consolidated statement of operations. Of this amount, $192,992 and $304,752 are recorded as an account receivable at December 31, 2000 and 1999, respectively. Prior to the amended Agreement, the research and development expenses of the Catarex device incurred and the related reimbursement were presented by the Company on a net basis as the reimbursement reflects a dollar for dollar reimbursement arrangement, effectively being a pass-through of expenses. The 1999 reimbursement received by the Company prior to the amendment to the Agreement was

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     $1,229,068. As of December 31, 2000, the Company recorded $1,294,615 of deferred revenue related to the amended Agreement, which represents expenses paid in advance by Bausch & Lomb at a rate of 125% during 2000. Revenue and related expense will be recorded as operations are incurred during 2001. No such amounts existed at December 31, 1999.

     As of December 31, 2000, Optex received reimbursement for costs, including labor, professional services and materials, incurred by Optex in delivering Catarex devices and performance manufacturing services totalling $5 million. The amended agreement provides that Bausch & Lomb will reimburse Optex for such costs up to $8 million.

     In connection with the revised agreement, the Company agreed to pay a bonus to its President totaling $141,000, payable monthly through March 2001.
     At December 31, 2000 and 1999, $23,502 and $117,500, respectively, were due and were included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

     On January 31, 2001, the Company entered into an agreement to sell substantially all of the assets of Optex to Bausch & Lomb for $3,000,000 and certain future royalties. The sale closed on March 2, 2001, on which date Optex received $3,000,000, approximately $600,000 of which was distributed to the minority shareholders of Optex.

(13) Commitments and Contingencies

     Consulting and Research Agreements

     The Company has entered into consulting agreements, under which stock options may be issued in the foreseeable future. The agreements are cancellable with no firm financial commitments.

     Employment Agreements

     The Company entered into employment agreements with four executives during April and May, 2000. These agreements provide for the payment of signing and year-end bonuses in 2000 totaling $225,000, and annual base salaries aggregating $550,000. Each agreement has an initial term of three years and can be terminated by the Company, subject to certain provisions, with the payment of severance amounts that range from three to six months.

     Proprietory Rights

     The Company has an exclusive worldwide license to four U.S. patents and corresponding foreign applications covering a group of compounds, including CT-3. The licensor is Dr. Sumner Burstein, a professor at the University of Massachusetts. This license extends until the expiration of the underlying patent rights. The primary U.S. patent expires in 2012 and the new analog patent 6,162829 expires in 2017. The Company has the right under this license to sublicense its rights under the license. The license requires that the Company pay royalties of 3% to Dr. Burstein based on sales of products and processes incorporating technology licensed under the license, as well as 8% of any income derived from any sublicense of the licensed technology. Furthermore, pursuant to the terms of the license, the Company must satisfy certain other terms and conditions in order to retain the license rights. If the Company fails to comply with certain terms of the license, its license rights under the license could be terminated.

     Operating Leases

     The Company rents certain office space under operating leases which expire in various years through 2003.

     Aggregate annual lease payments for noncancellable operating leases are as follows:

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


                           Year ending
                           December 31,
                          ---------------
                               2001           $  138,000
                               2002               81,000
                               2003               26,000
                                                ---------
                                              $  245,000
                                                =========

     Rent expense related to operating leases for the years ended December 31, 2000, 1999 and 1998 was $161,810, $118,264 and $97,756, respectively.

     Resignation of CEO

     In July 1998, the CEO of the Company resigned. The Company recorded $211,250 of expense for salary continuation through April 1999. Of this amount, $140,833 was recorded in accrued expenses at December 31, 1998. Pursuant to the resignation, all unvested stock options held by the CEO vested immediately and the unexercised options expired in July 1999.

     Termination   of  Agreement  with  the  Trustees  of  the  University  of
         Pennsylvania

     On October 12, 1999, the Company and Channel announced the termination of the license agreement dated as of June 16, 1994, between the Trustees of the University of Pennsylvania (Penn) and Channel pursuant to which Channel received the rights to use cyclodextrin technology. The Company and Channel, on the one hand, and Penn, on the other hand, released each other from any further obligations under the license agreement. The Company paid Penn a portion of the patent costs for which Penn was seeking reimbursement under the agreement.

PART I -- OTHER INFORMATION

Item 1.  Financial Statements

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                                 (Unaudited)

                                                                               March 31,
                                                Assets                           2001
                                                                           ---------------
Current assets:
    Cash and cash equivalents                                              $     2,581,497
    Accounts receivable                                                                 --
    Prepaid expenses                                                                29,320
                                                                             --------------
                   Total current assets                                          2,610,817

Property and equipment, net                                                        259,256
Investment in affiliate                                                             63,623
Other assets                                                                        22,838
                                                                             --------------
                   Total assets                                            $     2,956,534
                                                                             ==============
                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                                  $       779,246
    Deferred revenue                                                                    --
                                                                             --------------
                   Total current liabilities                               $       779,246
                                                                            --------------
Redeemable Series B preferred stock.
    Authorized 1,647,312 shares; none issued or
    outstanding at March 31, 2001 and                                                   --

Stockholders' equity:
    Preferred stock, $.001 par value. Authorized 10,000,000
       shares; 1,375,000 shares designated as Series A
       convertible preferred stock                                                      --
    Series A convertible preferred stock, $.001 par value.
       Authorized 1,375,000 shares; 351,588 issued and
       outstanding at March 31, 2001
       (liquidation preference aggregating $4,570,644 at March
       31, 2001)                                                                       351
    Convertible preferred stock warrants, 112,896
       issued and outstanding at March 31, 2001                                    520,263
    Common stock, $.001 par value. Authorized 50,000,000
       shares; 6,458,424 issued and outstanding at March 31, 2001                    6,458
    Common stock subscribed. 182 shares at March 31, 2001                               --
    Additional paid-in capital                                                  24,957,317
    Deficit accumulated during development stage                               (23,306,559)
                                                                             --------------
                                                                                 2,177,830

    Less common stock subscriptions receivable                                        (218)
    Less treasury stock, at cost                                                      (324)
                                                                             --------------
                   Total stockholders' equity                                    2,177,288
                                                                             --------------
                   Total liabilities and stockholders' equity               $    2,956,534
                                                                             ==============

See accompanying notes to consolidated financial statements.


               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)
                                                                                              Cumulative
                                                                                              period from
                                                                                              July 13, 1993
                                                                                              (inception) to
                                                           Three months ended March 31,        March 31,
                                                                2001            2000             2001
                                                                ----            ----             ----
Revenues:
    Development revenue                                   $    2,461,922         912,481        8,713,720
    License revenue                                                   --              --        2,500,000
    Grant revenue                                                250,000          13,009          616,659
                                                          --------------    ------------    -------------
          Total revenues                                       2,711,922         925,490       11,830,379
                                                          --------------    ------------    -------------
Costs and expenses:
    Cost of development revenue                                2,082,568         729,985        7,084,006
    Research and development                                     306,767         127,439        9,829,677
    Acquired in-process research and
    development                                                       --              --        2,653,382
    General and administrative                                   681,948         495,678       16,567,174
    Compensation expense relating to
       stock warrants (general and administrative)                11,971         990,820        1,032,836
    License fees                                                      --              --          173,500
                                                          --------------    ------------    -------------
          Total operating expenses                             2,963,254       2,343,922       37,340,575
                                                          --------------    ------------    -------------
          Operating loss                                        (371,332)     (1,418,432)     (25,510,196)
Other (income) expense:
    Interest and other income                                    (20,018)        (40,190)      (1,271,154)
    Interest expense                                                  --              --          625,575
    Equity in (earnings) loss of affiliate                         3,721              --           82,995
    Gain on sale of Optex assets                              (2,809,451)             --       (2,809,451)
    Distribution to Optex minority shareholders                  767,514              --          767,514
                                                          --------------    ------------    -------------
          Total other (income) expense                        (2,058,234)        (40,190)      (2,604,521)
                                                          --------------    ------------    -------------
          Net income (loss)                               $    1,686,902      (1,378,242)     (22,905,675)
                                                          ==============    ============    =============
Imputed convertible preferred stock
    dividend                                                     600,000              --        5,931,555
Dividend paid upon repurchase of Series B                        167,127              --          400,884
Preferred stock dividend issued in
    preferred shares                                              64,144         659,319        1,347,207
                                                          --------------    ------------    -------------

Net income (loss) applicable to common shares             $      855,631      (2,037,561)     (30,585,321)
                                                          ==============    ============    =============
Net income (loss) applicable to common shares per share:
    Basic                                                 $         0.13           (0.41)
                                                          ==============    ============
    Diluted                                               $         0.13           (0.41)
                                                          ==============    ============
Weighted average shares of common
    stock outstanding:
    Basic                                                      6,384,613       4,968,921
                                                          ==============    ============
    Diluted                                                    8,237,212       4,968,921
                                                          ==============    ============

See accompanying notes to consolidated financial statements.


               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                   Cumulative
                                                                                  period from
                                                                                  July 13, 1993
                                                                                 (inception) to
                                                  Three months ended March 31,      March 31,
                                                  ------------------------------
                                                      2001             2000           2001
                                                  --------------   ------------- -------------
Cash flows from operating activities:
Net income (loss)                                $    1,686,902      (1,378,242)    (22,905,675)

Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
     Acquired in-process research and development            --              --       1,800,000
     Expense relating to issuance of warrants                --              --         298,202
     Expense relating to the issuance of options             --              --          81,952
     Expense related to Channel merger                       --              --         657,900
     Change in equity of affiliate                        3,721              --          82,995
     Compensation expense relating to
       stock options and warrants                        11,971         990,820       1,240,881
     Discount on notes payable - bridge financing            --              --         300,000
     Depreciation                                        26,943          15,757         533,448
     Gain on sale of Optex assets                    (2,809,451)             --      (2,809,451)
     Loss on disposal of furniture and equipment             --              --          73,387
     Changes in assets and liabilities:
       Decrease in accounts receivable                  192,997          17,927              --
       Increase in prepaid expenses                      (6,721)        (20,185)        (29,320)
       Decrease in deferred revenue                  (1,294,615)             --              --
       Increase (decrease) in accrued expenses         (169,592)        (46,815)        616,246
       Increase in accrued interest                          --              --         172,305
       Increase in other assets                         (19,937)         (2,901)        (22,838)
                                                  --------------   -------------  -------------
         Net cash (used in)
           operating activities                      (2,377,782)       (423,639)    (19,909,968)
                                                  --------------   -------------  -------------

Cash flows from investing activities:
Purchase of furniture and equipment                     (86,660)         (6,116)       (899,741)
Investment in affiliate                                      --        (250,000)       (146,618)
Proceeds from sale of Optex assets                    3,000,000              --       3,000,000
Proceeds from sale of furniture and equipment                --              --           6,100
                                                  --------------   -------------  -------------
         Net cash provided by (used in)
           investing activities                       2,913,340        (256,116)      1,959,741
                                                  --------------   -------------  -------------

Cash flows from financing activities:
Proceeds from exercise of warrants                           --              --           5,500
Proceeds from exercise of stock options                      --         321,039         397,098
Proceeds from issuance of demand notes payable               --              --       2,395,000
Repayment of demand notes payable                            --              --        (125,000)
Proceeds from the issuance of notes payable -
   bridge financing                                          --              --       1,200,000
Proceeds from issuance of warrants                           --              --         300,000
Repayment of notes payable - bridge financing                --              --      (1,500,000)
Repurchase of common stock                                   --              --            (324)
Preferred stock dividend paid                              (577)             --            (895)
Proceeds from the issuance of common stock                   --              --       7,547,548
Proceeds from issuance of convertible preferred stock        --              --      11,441,672
Repurchase of convertible preferred stock              (617,067)             --      (1,128,875)
                                                  --------------   -------------  -------------
         Net cash provided by (used in)
           financing activities                        (617,644)        321,039      20,531,724
                                                  --------------   -------------  -------------

         Net increase (decrease) in cash and
           cash equivalents                             (82,086)       (358,716)      2,581,497

Cash and cash equivalents at beginning of period      2,663,583       3,473,321              --
                                                  --------------   -------------  -------------
Cash and cash equivalents at end of period       $    2,581,497       3,114,605       2,581,497
                                                  ==============   =============  =============

Supplemental disclosure of non-cash financing
  activities:
Issuance of common stock in exchange for
   common stock subscriptions                    $           --              --           7,027
Conversion of demand notes payable and the related
   accrued interest to common stock                          --              --       2,442,304
Cashless exercise of preferred warrants                      --              --          49,880
Conversion of preferred to common stock                     336             289           2,762
Preferred stock dividend issued in shares                64,144         659,324       1,190,024
                                                  ==============   =============  =============

---------------

* See accompanying notes to consolidated financial statements.

                       ATLANTIC TECHNOLOGY VENTURES, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 March 31, 2001

(1)      BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by Generally Accepted Accounting Principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2001 or for any subsequent period. These consolidated financial statements should be read in conjunction with Atlantic Technology Ventures, Inc., and Subsidiaries' ("Atlantic") Annual Report on Form 10-KSB as of and for the year ended December 31, 2000.

(2)      LIQUIDITY

         Atlantic anticipates that their current liquid resources will be sufficient to finance their currently anticipated needs for operating and capital expenditures for at least the next twelve months. In addition, Atlantic will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financing. However, Atlantic can give no assurance that they will be able to obtain additional capital through these sources or upon terms acceptable to them.

         On March 16, 2001, Atlantic entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock which will commence upon effective registration and certain other conditions. A material contingency that may affect Atlantic's operating plans and ability to raise funds is its stock price. If its stock price remains at current levels, Atlantic will be limited in the amount of funds it will be able to draw as defined by the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, Atlantic does not have a guarantee that it will be able to draw any funds. See note 11 below and see liquidity discussion within Management's Discussion and Analysis of Financial Condition and Results of Operations.

(3)      COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

         Basic net income (loss) per common share is calculated by dividing net income (loss) applicable to common shares by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) applicable to common shares plus the impact of the assumed preferred stock conversions totaling $231,271, by the weighted average common shares outstanding for the period plus 1,888,599 common stock equivalents from assumed conversions of the Series A and Series B preferred stock if dilutive. The common stock equivalents from stock options, stock warrants, and stock subscriptions have not been included in the diluted calculations as their effect is anti-dilutive.

(4)      RECENTLY ISSUED ACCOUNTING STANDARDS

         On January 1, 2001, Atlantic adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133" and SFAS No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 138 amends the accounting and reporting standards of SFAS No. 133 for certain derivative instruments and certain hedging activities. SFAS No. 133 requires a company to recognize all derivative instruments as assets and liabilities in its balance sheet and measure them at fair value. The adoption of these statements did not have a material impact on Atlantic's consolidated financial position, results of operations or cash flows, as Atlantic is currently not party to any derivative instruments.

(5)      INCOME TAXES

         Atlantic generated book income solely in the quarter ended March 31, 2001 as a result of the sale of Optex assets to Bausch & Lomb as described further in note 10. However, Atlantic does not expect to generated book income for the year ended December 31, 2001; therefore, no income taxes have been reflected for the three months ended March 31, 2001.

(6)      PREFERRED STOCK DIVIDEND

         On January 16, 2001, Atlantic's board of directors declared a payment-in-kind dividend of 0.065 of a share of Series A convertible preferred stock ("Series A Preferred") for each share of Series A Preferred held as of the record date of February 7, 2001. The estimated fair value of this dividend of $64,144 was included in Atlantic's calculation of net income (loss) per common share for the three months ended March 31, 2001. The equivalent dividend for the three months ended March 31, 2000 had an estimated fair value of $659,319 and is recorded in the same manner.

(7)      ISSUANCE OF STOCK WARRANTS

         As more fully described in Note 9 to Atlantic's Annual Report on Form 10-KSB as of and for the year ended December 31, 2000, on January 4, 2000, Atlantic entered into a Financial Advisory and Consulting Agreement with Joseph Stevens & Company, Inc. pursuant to which Atlantic issued to Joseph Stevens & Company, Inc. three warrants to purchase an aggregate of 450,000 shares of its common stock. Atlantic recorded compensation expense relating to these stock warrants in the amount of $990,820 for the three month period ended March 31, 2000. No such compensation is required subsequent to December 31, 2000.

         On March 8, 2001, Atlantic entered into an agreement with The Investor Relations Group, Inc. (IRG) under which IRG will provide Atlantic investor relations services pursuant to which Atlantic issued to Dian Griesel warrants to purchase 120,000 shares of its common stock at an exercise price of $0.875 per share. These warrants will vest in 5,000 share monthly increments over a 24 month period. In addition, should Atlantic's stock price reach $2.50, Atlantic will grant Dian Griesel an additional 50,000 warrants. Should Atlantic's stock price reach $5.00, Atlantic will grant Dian Griesel a further 50,000 warrants. As a result, Atlantic recorded compensation expense relating to these stock warrants of $11,971 pursuant to EITF Issue No. 96-18 for the three month period ended March 31, 2001 and will remeasure the compensation expense at the end of each reporting period until the final measurement date is reached in 24 months.

         Compensation for these warrants relates to investment banking and investor relations services and represents a general and administrative expense.

(8)      REDEEMABLE SERIES B PREFERRED SHARES

         On September 28, 2000, pursuant to a Convertible Preferred Stock and Warrants Purchase Agreement (the Purchase Agreement) Atlantic issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the Investors) for a purchase price of $2,000,000, 689,656 shares of Atlantic's Series B convertible preferred stock (Series B Preferred) and warrants to purchase 134,000 shares of Atlantic's common stock. Half of the shares of the Series B Preferred (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

         On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the Stock Repurchase Agreement) pursuant to which Atlantic repurchased from the investors a portion of the outstanding shares.

         Pursuant to Atlantic's renegotiations with the Investors, Atlantic was required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B Preferred for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the Redemption Price). Atlantic would have been able to at any time redeem all outstanding shares of Series B Preferred at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B Preferred was considered redeemable and the remaining outstanding shares at December 31, 2000 were classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, Atlantic had 206,898 shares outstanding at a carrying amount of $2.90 per share.

         Holders of shares of Atlantic's outstanding Series B Preferred could convert each share into shares of common stock without paying Atlantic any cash. The conversion price per share of the Series B Preferred was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B Preferred on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B Preferred and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at $600,000, was recorded as an imputed preferred stock dividend within equity and is deducted from net income (loss) to arrive at net income (loss) applicable to common shares during the first quarter of 2001.

         On January 19, 2001, 41,380 shares of Series B Preferred were converted by the Investors into 236,422 shares of Atlantic's common stock. On March 9, 2001, Atlantic and the Investors entered into Stock Repurchase Agreement No. 2, pursuant to which Atlantic repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of Atlantic's Series B Preferred held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, which equals $167,127, was recorded as a dividend upon repurchase of Series B Preferred shares and is deducted from net income (loss) to arrive at net income (loss) applicable to common shares.

(9)      DEVELOPMENT REVENUE

         In accordance with an amended license and development agreement, which was subsequently terminated as described below in note 10, Bausch & Lomb Surgical reimbursed Atlantic's subsidiary, Optex Ophthalmologics, Inc. ("Optex"), for costs Optex incurred in developing its Catarex(TM) technology, plus a profit component. For the three months ended March 31, 2001, this agreement provided $2,461,922 of development revenue, and related cost of development revenue of $2,082,568. For the three months ended March 31, 2000, this agreement provided $912,481 of development revenue, and related cost of development revenue of $729,985. The agreement was terminated in March 2001 (see note 10 below).

(10)     SALE OF OPTEX ASSETS

         Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all its assets, including all those related to the Catarex technology. The purchase price was $3 million paid at closing (approximately $564,000 of which was distributed to Optex's minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million, once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb if it ceases developing the Catarex technology.

         Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated and Optex has no further involvement with Bausch & Lomb. As a result of this transaction, Atlantic recorded a gain on the sale of Optex assets of $2,809,451. The purchase price of $3,000,000 is nonrefundable and upon the closing of the asset purchase agreement in March 2001, Optex has no further obligation to Bausch & Lomb or with regard to the assets sold. Pursuant to Atlantic's agreement with the minority shareholders of Optex, Optex made a profit distribution in March 2001 of $767,514 representing the minority shareholders' percentage of the cumulative profit from the Bausch & Lomb development and asset purchase agreements up to and including proceeds from the sale of Optex' assets. (This figure includes the $564,000 referred to above.)

(11)     PRIVATE PLACEMENT OF COMMON SHARES

         As of May 7, 2001, Atlantic entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. The receipt of funds under this agreement will commence upon effective registration, which Atlantic expects in June 2001, and certain other conditions being satisfied. The purchase price of the shares will equal the lesser of
(1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price, except that the purchase price may not be less than $0.68 per share. A material contingency that may affect Atlantic's operating plans and ability to raise funds is its stock price. If its stock price remains at current levels, Atlantic will be limited in the amount of funds it will be able to draw as defined by the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, Atlantic does not have a guarantee that it will be able to draw any funds. Atlantic paid a finder's fee of $120,000 in relation to this agreement in April 2001 which is included in general and administrative expense for the three month period ended March 31, 2001.

(12)     SUBSEQUENT EVENTS

         An asset purchase agreement dated April 23, 2001, among Atlantic, Atlantic's majority-owned subsidiary Gemini Technologies, Inc., the Cleveland Clinic Foundation (CCF) and CCF's affiliate IFN, Inc. was signed in which Gemini will sell, upon meeting certain closing conditions, to IFN substantially all its assets, including all those related to the 2-5A antisense enhancing technology. The transaction is expected to close during the second quarter of 2001.

                                3,000,000 SHARES


                       ATLANTIC TECHNOLOGY VENTURES, INC.


                                  COMMON STOCK

                            -----------------------

                                   PROSPECTUS

                            -----------------------

                                 _________, 2001

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 25. Other Expenses of Issuance and Distribution.

         The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:


                                                                      Total

SEC registration fee (actual) .......................................$______
Accounting fees and expenses ........................................$15,000
Legal fees and expenses..............................................$20,000
Printing and engraving expenses......................................$ 1,000
Miscellaneous expenses...............................................$ 1,000

Item 26. Recent Sales of Unregistered Securities

Issuance to Joseph Stephens & Company, Inc.

         On January 4, 2000, we entered into a Financial Advisory and Consulting Agreement with Joseph Stevens & Company, Inc. ("Joseph Stevens"). In this agreement, we engaged Joseph Stevens to provide us with investment banking services from January 4, 2000 until January 4, 2001. As partial compensation for the services to be rendered by Joseph Stevens, we issued them three warrants to purchase an aggregate of 450,000 shares of our common stock.

         The issuance of the warrants did not involve any public offering and therefore was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act.

         The exercise price of each warrant is as follows:

=======================================================
 Warrant Number        No. of Shares    Exercise Price
=======================================================
   No.1                   150,000            $2.50
-------------------------------------------------------
   No.2                   150,000            $3.50
-------------------------------------------------------
   No.3                   150,000            $4.50
=======================================================

         Each warrant may only be exercised when the market price of a share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with issuance of the warrants, Atlantic and Joseph Stevens entered into a letter agreement granting Joseph Stevens registration rights in respect of the shares of common stock issuable upon exercise of the warrants.

Issuance to TeraComm Research, Inc.

         On May 12, 2000, we acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. ("TeraComm"), a privately-held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of our common stock, and a warrant to purchase a further 200,000 shares of our common stock. The warrants have a term of three years and are exercisable at $8.975 per share of common stock, but only if the market price of our common stock is $30 or more. We are accounting for the investment in TeraComm in accordance with the equity method of accounting for investments since we have the ability to exert significant influence over TeraComm, including through our Board representation.

         The issuance of the common stock and warrants did not involve any public offering and therefore was exempt from the registration requirements of
Section 5 of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act.

         On July 18, 2000, Atlantic and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone, we were required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at three-month intervals. If we failed to make any of these payments, TeraComm's only recourse would be reducing proportionately our ownership interest. Our failure to make the first $1,000,000 payment by midnight at the end of December 30, 2000 (whether or not TeraComm has reached the milestone) would at the option of TeraComm be deemed to constitute failure by us to timely make that payment.

         When we failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, we were deemed to have surrendered to TeraComm a proportion of our TeraComm shares equal to the proportion of the dollar value of the purchase price for our TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% our actual ownership interest in TeraComm. However, Atlantic continues to hold one seat on the Board of Directors and therefore continues to have the ability to exert significant influence.

Issuance to BH Capital Investments, L.P. and Excalibur Limited Partnership

         On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the "purchase agreement"), we issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors") for a purchase price of $2,000,000, 689,656 shares of our Series B convertible preferred stock (the "Series B preferred stock") and warrants to purchase 134,000 shares of our common stock. Half of the shares of Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

         On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the "stock repurchase agreement") pursuant to which we repurchased from the Investors for $500,000 137,930 shares of Series

B preferred stock, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. We also allowed the Investors to keep all of the warrants issued under the purchase agreement and issued to the Investors warrants to purchase a further 20,000 shares of our common stock at the same exercise price.

         The issuance of the shares of Series B preferred stock and warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         The warrants are exercisable at the fixed exercise price or 110% of the market price 180 days after the date of issuance, whichever is lower. Pursuant to a second amendment to the purchase agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the market price of our common stock at the time of the renegotiations. Each warrant may be exercised any time during the five years from the date of granting. The warrants may not be exercised if doing so would result in our issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

         Holders of shares of our outstanding Series B preferred stock can convert each share into shares of common stock without paying Atlantic any cash. The conversion price per share of the Series B preferred stock was also amended by the second amendment to the purchase agreement. The conversion price per share of Series B preferred stock on any given day is the lower of (1) $1.00 or
(2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion, but the conversion price will be reduced by an additional 5% if the common stock is not listed on either the Nasdaq SmallCap Market or Nasdaq National Market as of that date, and in no event will the conversion price be lower than the floor price ($0.50 for the conversion of a share of Series B preferred stock effected on or before March 28, 2002). The conversion price may be adjusted in favor of holders of shares of Series B preferred stock upon certain triggering events. The conversion rate is determined by dividing the original price of the Series B preferred stock by the conversion price in effect at the time of conversion; but before any adjustment is required upon the occurrence of any such triggering events, the conversion price will be equal to the original price of the Series B preferred stock.

         On March 9, 2001, Atlantic and the Investors entered into stock repurchase agreement no. 2. Pursuant to stock repurchase agreement no. 2, we repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of our Series B preferred stock held by the Investors. The repurchase price represented 125% of the purchase price originally paid by the investors for the repurchased shares, as well as an amount equal to the annual dividend on the Series B preferred stock at a rate per share of 8% of the original purchase price. The repurchased shares constitute all remaining outstanding shares of Series B preferred stock; we have cancelled those shares.

Issuance to Dian Griesel

         On March 8, 2001, Atlantic entered into an agreement with The Investor Relations Group, Inc., or "IRG," under which IRG will provide Atlantic investor relations services. Pursuant to this agreement Atlantic issued to Dian Griesel warrants to purchase 120,000 shares of its common stock. The term of the warrants is five years and the exercise price of the warrants is $0.875, and they will vest in 5,000 share monthly increments over a 24 month period. In addition, should Atlantic's stock price reach $2.50, Atlantic will grant Ms. Griesel an additional 50,000 warrants. Should Atlantic's stock price reach $5.00, Atlantic will grant Ms. Griesel a further 50,000 warrants. As a result, Atlantic recorded compensation expense relating to these stock warrants of $11,971 for the three month period ended March 31, 2001 and will remeasure the compensation expense at the end of each reporting period until the final measurement date is reached in 24 months.

         The issuance of the warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 27. Exhibits.

The following documents are referenced or included in this report.

                                      II 3

Exhibit No.    Description
-----------    -----------

3.1(1)        Certificate of Incorporation of Atlantic, as amended to date.

3.2(1)        Bylaws of Atlantic, as amended to date.

3.3(5)        Certificate of Designations of Series A Convertible Preferred
              Stock.

3.4(6)        Certificate of Increase of Series A Convertible Preferred Stock.

3.5(9) Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on September 28, 2000.

3.6(9) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on November 17, 2000.

3.7(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 9, 2001.

3.8(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 19, 2001.

4.2(1)        Form of Unit certificate.

4.3(1)        Specimen Common Stock certificate.

4.4(1)        Form of Redeemable Warrant certificate.

4.5(1) Form of Redeemable Warrant Agreement by and between Atlantic and Continental Stock Transfer & Trust Company.

4.6(1)        Form of Underwriter's Warrant certificate.

4.7(1) Form of Underwriter's Warrant Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

4.8(1) Form of Subscription Agreement by and between Atlantic and the Selling Stockholders.

4.9(1)        Form of Bridge Note.

4.10(1)       Form of Bridge Warrant.

4.11(2) Investors' Rights Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

4.12(2) Common Stock Purchase Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

10.2(1)       Employment Agreement dated July 7, 1995, between Atlantic and Jon
              D. Lindjord.

10.3(1) Employment Agreement dated September 21, 1995, between Atlantic and Dr. Stephen R. Miller.

10.4(1) Employment Agreement dated September 21, 1995, between Atlantic and Margaret A. Schalk.

10.5(1)       Letter Agreement dated August 31, 1995, between Atlantic and Dr.
              H. Lawrence Shaw.

10.6(1) Consulting Agreement dated January 1, 1994, between Atlantic and John K. A. Prendergast.

10.8(1) Investors' Rights Agreement dated July 1995, between Atlantic, Dr. Lindsay A. Rosenwald and VentureTek, L.P.

10.9(1) License and Assignment Agreement dated March 25, 1994, between Optex Ophthalmologics, Inc., certain inventors and NeoMedix Corporation, as amended.

10.10(1) License Agreement dated May 5, 1994, between Gemini Gene Therapies, Inc. and the Cleveland Clinic Foundation.

10.11(1)+     License Agreement dated June 16, 1994, between Channel
              Therapeutics, Inc., the University of Pennsylvania and certain inventors, as amended.

10.12(1)+     License Agreement dated March 28, 1994, between Channel
              Therapeutics, Inc. and Dr. Sumner Burstein.

10.13(1) Form of Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

10.14(1) Employment Agreement dated November 3, 1995, between Atlantic and Shimshon Mizrachi.

10.15(3) Financial Advisory Agreement between Atlantic and Paramount dated September 4, 1996 (effective date of April 15, 1996).

10.16(3) Financial agreement between Atlantic, Paramount and UI USA dated June 23, 1996.

10.17(3) Consultancy agreement between Atlantic and Dr. Yuichi Iwaki dated July 31, 1996.

10.18(3)      1995 stock option plan, as amended.

10.19(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.20(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.21(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 12,500 shares of Common Stock of Atlantic.

10.22(4) Letter Agreement between Atlantic and Paramount Capital, Inc. dated February 26, 1997.

10.23(4) Agreement and Plan of Reorganization by and among Atlantic, Channel Therapeutics, Inc. and New Channel, Inc. dated February 20, 1997.

10.24(4) Warrant issued to John Prendergast to purchase 37,500 shares of Atlantic's Common Stock.

10.25(4) Warrant issued to Dian Griesel to purchase 24,000 shares of Atlantic's Common Stock.

10.26(7) Amendment No. 1 to Development & License Agreement by and between Optex and Bausch & Lomb Surgical, Inc. dated September 16, 1999.

10.27(8) Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, Inc. dated January 4, 2000.

10.28(8) Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2000.

10.29(8) Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2001.

10.30(8) Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2002.

10.31(9) Preferred Stock Purchase Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc.

10.32(9) Warrant Certificate issued May 12, 2000, by Atlantic to TeraComm Research, Inc.

10.33(9) Stockholders Agreement dated May 12, 2000, among TeraComm Research, Inc., the common stockholders of TeraComm, and Atlantic.

10.34(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of TeraComm preferred stock issued to Atlantic.

10.35(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of Atlantic common stock issued to TeraComm.

10.36(9) Employment Agreement dated as of April 10, 2000, between Atlantic and A. Joseph Rudick.

10.37(9) Employment Agreement dated as of April 3, 2000, between Atlantic and Frederic P. Zotos.

10.38(9) Employment Agreement dated as of April 10, 2000, between Atlantic and Nicholas J. Rossettos, as amended.

10.39(9) Employment Agreement dated as of May 15, 2000, between Atlantic and Walter Glomb.

10.40(9) Employment Agreement dated as of April 18, 2000, between Atlantic and Kelly Harris.

10.41(10)     Amendment dated as of July 18, 2000, to the Preferred Stock
              Purchase Agreement dated May 12, 2000, between Atlantic and
              TeraComm Research, Inc.

10.42(10)     Convertible Preferred Stock and Warrants Purchase Agreement dated
              September 28, 2000, among Atlantic, BH Capital Investments, L.P.
              and Excalibur Limited Partnership.

10.43(10)     Registration Rights Agreement dated September 28, 2000 among
              Atlantic, BH Capital Investments, L.P., and Excalibur Limited
              Partnership.

10.44(10)     Escrow Agreement dated September 28, 2000 among Atlantic, BH
              Capital Investments, L.P., and Excalibur Limited Partnership.

10.45(10)     Form of Stock Purchase Warrants issued on September 28, 2000 to BH
              Capital Investments, L.P., exercisable for shares of common stock of Atlantic.

10.46(10)     Form of Stock Purchase Warrants issued on September 28, 2000 to
              Excalibur Limited Partnership, exercisable for shares of common stock of Atlantic.

10.47(10)     Amendment No. 1 dated October 31, 2000, to Convertible Preferred
              Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
              Limited Partnership.

10.48(12)     Stock Repurchase Agreement dated December 4, 2000, among Atlantic,
              BH Capital Investments, L.P., and Excalibur Limited Partnership.

10.49(14)     Letter Agreement dated December 28, 2000, among Atlantic and BH
              Capital Investments, L.P., and Excalibur Limited Partnership.

10.50(11)     Amendment No. 2 dated January 9, 2001, to Convertible Preferred
              Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
              Limited Partnership.

10.51(14)     Amendment No. 1 dated January 9, 2001, to Registration Rights
              Agreement dated September 28, 2000, among Atlantic and BH Capital
              Investments, L.P. and Excalibur Limited Partnership.

10.52(11)     Amendment No. 3 dated January 19, 2001, to Convertible Preferred
              Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
              Limited Partnership.

10.53(14)     Letter Agreement dated January 25, 2001, among Atlantic and BH
              Capital Investments, L.P., and Excalibur Limited Partnership.

10.54(13)     Stock Repurchase Agreement No. 2 dated March 9, 2001, among
              Atlantic, BH Capital Investments, L.P., and Excalibur Limited
              Partnership.

10.55(15)     Common Stock Purchase Agreement dated March 16, 2001, between
              Atlantic and Fusion Capital Fund II, LLC.

10.56(15)     Warrant Certificate issued March 8, 2001, by Atlantic to Dian
              Griesel.

10.57* Common Stock Purchase Agreement dated as of May 7, 2001, between Atlantic and Fusion Capital Fund II, LLC.

10.58* Form of Registration Rights Agreement between Atlantic and Fusion Capital Fund II, LLC.

21.1(1)       Subsidiaries of Atlantic.

23.1*         Consent of KPMG LLP.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (included on the signature page of this Registration Statement).

--------------------

+ Confidential treatment has been granted as to certain portions of these exhibits.

(1) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2, Registration #33-98478, as filed with the Securities and Exchange Commission (the "SEC") on October 24, 1995 and as amended by Amendment No. 1, Amendment No. 2, Amendment No.3, Amendment No. 4 and Amendment No. 5, as filed with the Commission on November 9, 1995, December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995, respectively.

(2) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on August 30, 1996.

(3) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 1996.

(4) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 1996.

(5) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on June 9, 1997.

(6) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form S-3 (Registration No. 333-34379), as filed with the Commission on August 26, 1997, and as amended by Amendment No. 1 as filed with the SEC on August 28, 1997.

(7) Incorporated by reference to exhibits of Atlantic Form 10-QSB for the period ended September 30, 1999.

(8) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 1999.

(9) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended June 30, 2000.

(10) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 2000.

(11) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on January 24, 2001.

(12) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 11, 2000.

(13) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on March 14, 2001.

(14) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 2000 for the year ended December 31, 2000 filed on April 17, 2001.

(15) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 2001.

----------------------

*  Filed herewith.


Item 28. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 29, 2001.

                                       By: /s/ Frederick P. Zotos
                                           ------------------------------------
                                           Frederic P. Zotos
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth A. Adams his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Titles                            Date
----------                          ------                            ----

/s/ Frederic P. Zotos           President, Chief Executive         May 29, 2001
---------------------           Officer and Director
Frederic P. Zotos

/s/ Nicholas J. Rossettos       Chief Financial Officer and        May 29, 2001
-------------------------       Secretary
Nicholas J. Rossettos

/s/ Steve H. Kanzer             Director                           May 29, 2001
-------------------
Steve H. Kanzer

/s/ Peter O. Kliem              Director                           May 29, 2001
---------------------
Peter O. Kliem

/s/ A. Joseph Rudick            Director                           May 29, 2001
--------------------
A. Joseph Rudick

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

3.1(1)         Certificate of Incorporation of Atlantic, as amended to date.

3.2(1)         Bylaws of Atlantic, as amended to date.

3.3(5)         Certificate of Designations of Series A Convertible Preferred
               Stock.

3.4(6)         Certificate of Increase of Series A Convertible Preferred Stock.

3.5(9) Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on September 28, 2000.

3.6(9) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on November 17, 2000.

3.7(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 9, 2001.

3.8(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 19, 2001.

4.2(1)         Form of Unit certificate.

4.3(1)         Specimen Common Stock certificate.

4.4(1)         Form of Redeemable Warrant certificate.

4.5(1) Form of Redeemable Warrant Agreement by and between Atlantic and Continental Stock Transfer & Trust Company.

4.6(1)         Form of Underwriter's Warrant certificate.

4.7(1) Form of Underwriter's Warrant Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

4.8(1) Form of Subscription Agreement by and between Atlantic and the Selling Stockholders.

4.9(1)         Form of Bridge Note.

4.10(1)        Form of Bridge Warrant.

4.11(2) Investors' Rights Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

4.12(2) Common Stock Purchase Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

10.2(1)        Employment Agreement dated July 7, 1995, between Atlantic and Jon
               D. Lindjord.

10.3(1) Employment Agreement dated September 21, 1995, between Atlantic and Dr. Stephen R. Miller.

10.4(1) Employment Agreement dated September 21, 1995, between Atlantic and Margaret A. Schalk.

10.5(1)        Letter Agreement dated August 31, 1995, between Atlantic and Dr.
               H. Lawrence Shaw.

10.6(1) Consulting Agreement dated January 1, 1994, between Atlantic and John K. A. Prendergast.

10.8(1) Investors' Rights Agreement dated July 1995, between Atlantic, Dr. Lindsay A. Rosenwald and VentureTek, L.P.

10.9(1) License and Assignment Agreement dated March 25, 1994, between Optex Ophthalmologics, Inc., certain inventors and NeoMedix Corporation, as amended.

10.10(1) License Agreement dated May 5, 1994, between Gemini Gene Therapies, Inc. and the Cleveland Clinic Foundation.

10.11(1) License Agreement dated June 16, 1994, between Channel Therapeutics, Inc., the University of Pennsylvania and certain inventors, as amended.

10.12(1) License Agreement dated March 28, 1994, between Channel Therapeutics, Inc. and Dr. Sumner Burstein.

10.13(1) Form of Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

10.14(1) Employment Agreement dated November 3, 1995, between Atlantic and Shimshon Mizrachi.

10.15(3) Financial Advisory Agreement between Atlantic and Paramount dated September 4, 1996 (effective date of April 15, 1996).

10.16(3) Financial agreement between Atlantic, Paramount and UI USA dated June 23, 1996.

10.17(3) Consultancy agreement between Atlantic and Dr. Yuichi Iwaki dated July 31, 1996.

10.18(3)       1995 stock option plan, as amended.

10.19(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.20(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.21(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 12,500 shares of Common Stock of Atlantic.

10.22(4) Letter Agreement between Atlantic and Paramount Capital, Inc. dated February 26, 1997.

10.23(4) Agreement and Plan of Reorganization by and among Atlantic, Channel Therapeutics, Inc. and New Channel, Inc. dated February 20, 1997.

10.24(4) Warrant issued to John Prendergast to purchase 37,500 shares of Atlantic's Common Stock.

10.25(4) Warrant issued to Dian Griesel to purchase 24,000 shares of Atlantic's Common Stock.

10.26(7) Amendment No. 1 to Development & License Agreement by and between Optex and Bausch & Lomb Surgical, Inc. dated September 16, 1999.

10.27(8) Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, Inc. dated January 4, 2000.

10.28(8) Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2000.

10.29(8) Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2001.

10.30(8) Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2002.

10.31(9) Preferred Stock Purchase Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc.

10.32(9) Warrant Certificate issued May 12, 2000, by Atlantic to TeraComm Research, Inc.

10.33(9) Stockholders Agreement dated May 12, 2000, among TeraComm Research, Inc., the common stockholders of TeraComm, and Atlantic.

10.34(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of TeraComm preferred stock issued to Atlantic.

10.35(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of Atlantic common stock issued to TeraComm.

10.36(9) Employment Agreement dated as of April 10, 2000, between Atlantic and A. Joseph Rudick.

10.37(9) Employment Agreement dated as of April 3, 2000, between Atlantic and Frederic P. Zotos.

10.38(9) Employment Agreement dated as of April 10, 2000, between Atlantic and Nicholas J. Rossettos, as amended.

10.39(9) Employment Agreement dated as of May 15, 2000, between Atlantic and Walter Glomb.

10.40(9) Employment Agreement dated as of April 18, 2000, between Atlantic and Kelly Harris.

10.41(10)      Amendment dated as of July 18, 2000, to the Preferred Stock
               Purchase Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc.

10.42(10)      Convertible Preferred Stock and Warrants Purchase Agreement dated
               September 28, 2000, among Atlantic, BH Capital Investments, L.P.
               and Excalibur Limited Partnership.

10.43(10)      Registration Rights Agreement dated September 28, 2000 among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.44(10)      Escrow Agreement dated September 28, 2000 among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.45(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to
               BH Capital Investments, L.P., exercisable for shares of common stock of Atlantic.

10.46(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to
               Excalibur Limited Partnership, exercisable for shares of common stock of Atlantic.

10.47(10)      Amendment No. 1 dated October 31, 2000, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.48(12)      Stock Repurchase Agreement dated December 4, 2000, among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.49(14)      Letter Agreement dated December 28, 2000, among Atlantic and BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.50(11)      Amendment No. 2 dated January 9, 2001, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.51(14)      Amendment No. 1 dated January 9, 2001, to Registration Rights
               Agreement dated September 28, 2000, among Atlantic and BH Capital
               Investments, L.P. and Excalibur Limited Partnership.

10.52(11)      Amendment No. 3 dated January 19, 2001, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.53(14)      Letter Agreement dated January 25, 2001, among Atlantic and BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.54(13)      Stock Repurchase Agreement No. 2 dated March 9, 2001, among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.55(15)      Common Stock Purchase Agreement dated March 16, 2001, between
               Atlantic and Fusion Capital Fund II, LLC.

10.56(15)      Warrant Certificate issued March 8, 2001, by Atlantic to Dian
               Griesel.

10.57* Common Stock Purchase Agreement dated as of May 7, 2001, between Atlantic and Fusion Capital Fund II, LLC.

10.58* Form of Registration Rights Agreement between Atlantic and Fusion Capital Fund II, LLC. 21.1(1) Subsidiaries of Atlantic.

23.1*          Consent of KPMG LLP.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (included on the signature page of this Registration Statement).

-----------------

+ Confidential treatment has been granted as to certain portions of these exhibits.

(1) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2, Registration #33-98478, as filed with the Securities and Exchange Commission (the "SEC") on October 24, 1995 and as amended by Amendment No. 1, Amendment No. 2, Amendment No.3, Amendment No. 4 and Amendment No. 5, as filed with the Commission on November 9, 1995, December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995, respectively.

(2) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on August 30, 1996.

(3) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 1996.

(4) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 1996.

(5) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on June 9, 1997.

(6) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form S-3 (Registration No. 333-34379), as filed with the Commission on August 26, 1997, and as amended by Amendment No. 1 as filed with the SEC on August 28, 1997.

(7) Incorporated by reference to exhibits of Atlantic Form 10-QSB for the year ended September 30, 1999.

(8) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the period ended December 31, 1999.

(9) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended June 30, 2000.

(10) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 2000.

(11) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on January 24, 2001.

(12) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 11, 2000.

(13) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on March 14, 2001.

(14) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 2000 filed on April 17, 2001.

(15) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 2001.

-------------------

*  Filed herewith.